                                                                  EXHIBIT 10.C.2

================================================================================


                                  $35,000,000

                             AMENDED AND RESTATED

                          LOAN AND SECURITY AGREEMENT

                                 by and among

                       ASSOCIATED HYGIENIC PRODUCTS LLC

                                 as Borrower,


                    THE LENDERS THAT ARE SIGNATORIES HERETO

                                as the Lenders,

                                      and

                         FOOTHILL CAPITAL CORPORATION

                   as the Arranger and Administrative Agent


                          Dated as of March 14, 2001


================================================================================

                               TABLE OF CONTENTS
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1.  DEFINITIONS AND CONSTRUCTION...............................................2
    1.1   Definitions..........................................................2
    1.2   Accounting Terms....................................................29
    1.3   Code................................................................29
    1.4   Construction........................................................29
    1.5   Schedules and Exhibits..............................................29
2.  LOAN AND TERMS OF PAYMENT.................................................29
    2.1   Revolver Advances...................................................30
    2.3   Borrowing Procedures and Settlements................................33
    2.4   Payments............................................................40
    2.5   Overadvances........................................................43
    2.6   Interest Rates and Letter of Credit Fee: Rates, Payments, and
          Calculations........................................................43
    2.7   Cash Management.....................................................45
    2.8   Crediting Payments; Float Charge....................................47
    2.9   Designated Account..................................................47
    2.10  Maintenance of Loan Account; Statements of Obligations..............47
    2.11  Fees................................................................48
    2.12  Letters of Credit...................................................48
    2.13  LIBOR Option........................................................52
    2.14  Capital Requirements................................................55
3.  CONDITIONS; TERM OF AGREEMENT.............................................56
    3.1   Conditions Precedent to the Initial Extension of Credit.............56
    3.2   Conditions Subsequent to the Initial Extension of Credit............60
    3.3   Conditions Precedent to all Extensions of Credit....................61
    3.4   Term................................................................61
    3.5   Effect of Termination...............................................61
    3.6   Early Termination by Borrower.......................................62
4.  CREATION OF SECURITY INTEREST.............................................62
    4.1   Grant of Security Interest..........................................62
    4.2   Negotiable Collateral...............................................63
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     4.3   Collection of Accounts, General Intangibles, and Negotiable Collateral........    63

     4.4   Delivery of Additional Documentation Required.................................    63

     4.5   Power of Attorney.............................................................    64

     4.6   Right to Inspect..............................................................    64

     4.7   Control Agreements............................................................    65

     4.8   Revised Article 9.............................................................    65

5.   REPRESENTATIONS AND WARRANTIES......................................................    66

     5.1   No Encumbrances...............................................................    66

     5.2   Eligible Accounts.............................................................    66

     5.3   Eligible Inventory............................................................    67

     5.4   Equipment.....................................................................    68

     5.5   Location of Inventory and Equipment...........................................    68

     5.6   Inventory Records.............................................................    68

     5.7   Location of Chief Executive Office, FEIN, Fiscal Year.........................    68

     5.8   Due Organization and Qualification; Subsidiaries..............................    68

     5.9   Due Authorization; No Conflict................................................    69

     5.10  Litigation....................................................................    70

     5.11  No Material Adverse Change....................................................    70

     5.12  Fraudulent Transfer...........................................................    70

     5.13  Employee Benefits.............................................................    70

     5.14  Environmental Condition.......................................................    71

     5.15  Brokerage Fees................................................................    71

     5.16  Intellectual Property.........................................................    71

     5.17  Leases........................................................................    71

     5.18  DDAs..........................................................................    71

     5.19  Complete Disclosure...........................................................    71

     5.20  Indebtedness..................................................................    72

6.   AFFIRMATIVE COVENANTS...............................................................    72

     6.1   Accounting System.............................................................    72

     6.2   Collateral Reporting..........................................................    72
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     6.3   Financial Statements, Reports, Certificates............................... 73

     6.4   Guarantor Reports......................................................... 75

     6.5   Return.................................................................... 75

     6.6   Maintenance of Properties and Equipment................................... 76

     6.7   Taxes..................................................................... 76

     6.8   Insurance................................................................. 76

     6.9   Location of Inventory and Equipment....................................... 77

     6.10  Compliance with Laws...................................................... 77

     6.11  Leases.................................................................... 77

     6.12  Brokerage Commissions..................................................... 77

     6.13  Existence................................................................. 78

     6.14  Environmental............................................................. 78

     6.15  Disclosure Updates........................................................ 78

     6.16  License Default Notices................................................... 78

     6.17  Engage Consultant......................................................... 79

7.   NEGATIVE COVENANTS.............................................................. 79

     7.1   Indebtedness.............................................................. 79

     7.2   Liens..................................................................... 79

     7.3   Restrictions of Fundamental Changes....................................... 80

     7.4   Disposal of Assets........................................................ 80

     7.5   Change Name............................................................... 80

     7.6   Guarantee................................................................. 80

     7.7   Nature of Business........................................................ 80

     7.8   Payments, Prepayments and Amendments...................................... 80

     7.9   Change of Control......................................................... 81

     7.10  Consignments.............................................................. 81

     7.11  Distributions............................................................. 81

     7.12  Accounting Methods........................................................ 82

     7.13  Investments............................................................... 82

     7.14  Transactions with Affiliates.............................................. 82
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     7.15  Suspension........................................................ 82

     7.16  Compensation...................................................... 82

     7.17  Use of Proceeds................................................... 82

     7.18  Change in Location of Chief Executive Office; Inventory and
           Equipment with Bailees............................................ 82

     7.19  Securities Accounts............................................... 83

     7.20  Financial Covenants............................................... 83

     7.21  Officers.......................................................... 84

8.   EVENTS OF DEFAULT....................................................... 84

9.   THE LENDER GROUP'S RIGHTS AND REMEDIES.................................. 86

     9.1   Rights and Remedies............................................... 86

     9.2   Remedies Cumulative............................................... 89

10.  TAXES AND EXPENSES...................................................... 89

11.  WAIVERS; INDEMNIFICATION................................................ 89

     11.1  Demand; Protest; etc.............................................. 89

     11.2  The Lender Group's Liability for Collateral....................... 90

     11.3  Indemnification................................................... 90

12.  NOTICES................................................................. 90

13.  CHOICE OF LAW AND VENUE; JURY TRAIL WAIVER.............................. 92

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.............................. 93

     14.1  Assignments and Participations.................................... 93

     14.2  Successors........................................................ 96

15.  AMENDMENTS; WAIVERS..................................................... 96

     15.1  Amendments and Waivers............................................ 96

     15.2  Replacement of Holdout Lender..................................... 97

     15.3  No Waivers; Cumulative Remedies................................... 98

16.  AGENT; THE LENDER GROUP................................................. 98

     16.1  Appointment and Authorization of Agent............................ 98

     16.2  Delegation of Duties.............................................. 99

     16.3  Liability of Agent................................................ 99

     16.4  Reliance by Agent................................................. 99
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     16.5  Notice of Default or Event of Default..................................... 100

     16.6  Credit Decision........................................................... 100

     16.7  Costs and Expenses; Indemnification....................................... 101

     16.8  Agent in Individual Capacity.............................................. 101

     16.9  Successor Agent........................................................... 102

     16.10 Lender in Individual Capacity............................................. 102

     16.11 Withholding Taxes......................................................... 103

     16.12 Collateral Matters........................................................ 105

     16.13 Restrictions on Actions by Lender; Sharing of Payments.................... 106

     16.14 Agency for Perfection..................................................... 106

     16.15 Payments by Agent to the Lenders.......................................... 107

     16.16 Concerning the Collateral and Related Loan Documents...................... 107

     16.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by
           Lenders; Other Reports and Information.................................... 107

     16.18 Several Obligations; No Liability......................................... 108

     16.19 Legal Representations of Agent............................................ 109

17.  GENERAL PROVISIONS.............................................................. 109

     17.1  Effectiveness............................................................. 109

     17.2  Section Headings.......................................................... 109

     17.3  Interpretation............................................................ 109

     17.4  Severability of Provisions................................................ 109

     17.5  Amendments in Writing..................................................... 109

     17.6  Counterparts; Telefacsimile Execution..................................... 110

     17.7  Revival and Reinstatement of Obligations.................................. 110

     17.8  Integration............................................................... 110

     17.9  Conflicts................................................................. 110

EXHIBITS AND SCHEDULES
Exhibit A-1        Form of Assignment and Acceptance
Exhibit B-1        Form of Borrowing Base Certificate
Exhibit C-1        Form of Compliance Certificate
Exhibit L-1        Form of LIBOR Notice
Schedule C-1       Commitments
Schedule E-1       Eligible Inventory Locations
Schedule P-1       Permitted Liens
Schedule R-1       Real Property Collateral
Schedule 2.7(a)    Cash Management Banks
Schedule 5.4       Drypers Equipment Leases Assumed or
                   Otherwise Transferred to Borrower
Schedule 5.5       Locations of Inventory and Equipment
Schedule 5.7       Chief Executive Office; FEIN
Schedule 5.8(b)    Capitalization of Borrower
Schedule 5.8(c)    Capitalization of Borrower's Subsidiaries
Schedule 5.8(d)    Subscriptions, Options, Warrants and Calls
Schedule 5.10      Litigation
Schedule 5.14      Environmental Matters
Schedule 5.16      Intellectual Property
Schedule 5.18      Demand Deposit Accounts
Schedule 5.20      Permitted Indebtedness

               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
               ------------------------------------------------

         THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of March 14, 2001, between and among, on the
 ---------
one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"),
                                    ------                           -------
FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders ("Agent"), and, on the other hand,
                                       -----
ASSOCIATED HYGIENIC PRODUCTS LLC, a Delaware limited liability company ("Borrower").
  --------

                                  WITNESSETH:
                                  ----------

         WHEREAS, Borrower and Foothill (as defined herein) are parties to that certain Loan and Security Agreement dated as of January 21, 2000 (as amended prior to the date hereof, the "Prior Loan Agreement"); and
                               --------------------

         WHEREAS, Borrower has requested that Foothill amend and restate the Prior Loan Agreement in its entirety to, among other things, fund the acquisition of substantially all of the assets of Drypers (as defined herein) located in the United States of America; and

         WHEREAS, Foothill has agreed to such amendment and restatement of the Prior Loan Agreement in the manner set forth herein and in the amounts set forth herein; and

         WHEREAS, Borrower acknowledges and agrees that the security interests granted to Foothill pursuant to the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) shall remain outstanding and in full force and effect in accordance with the Prior Loan Agreement and such other Loan Documents and shall continue to secure the Obligations (as defined herein); and

         WHEREAS, each of Borrower, Foothill, and the Lenders (as defined herein) acknowledges and agrees that (i) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Loan Agreement) arising in connection with the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; (ii) Borrower, Foothill and the Lenders intend that the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Obligations (as defined in the Prior Loan Agreement) under the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith as amended, restated, renewed, extended, consolidated and modified hereunder, together with all other Obligations (as defined herein) hereunder; (iii) all Liens (as defined in the Prior Loan Agreement) evidenced by the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith are hereby ratified, confirmed and continued; (iv) this Agreement is intended to restate, renew, extend, consolidate, amend and modify the Prior Loan Agreement; and (v) the Loan Documents (as defined in the Prior Loan Agreement) (other than the Prior Loan Agreement which shall be restated, renewed, extended, consolidated, amended and modified as set forth herein) shall remain extant and in full force and effect (except to the extent amended and modified as of the date hereof); and

         WHEREAS, each of Borrower, Foothill and the Lenders intend that (i) the provisions of the Prior Loan Agreement be hereby superseded and replaced by the provisions hereof; and (ii) by entering into and performing their respective obligations hereunder, this transaction shall not constitute a novation.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and adequacy of all of the foregoing as legally sufficient consideration being hereby acknowledged, Borrower, Foothill and the Lenders do hereby agree that the Prior Loan Agreement is amended and restated in its entirety as follows:

         The parties agree as follows:

1.   DEFINITIONS AND CONSTRUCTION.

     1.1  Definitions. As used in this Agreement, the following terms shall have
          -----------
the following definitions:

         "Account Debtor" means any Person who is or who may become obligated
          --------------
under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

         "Accounts" means all of Borrower's now owned or hereafter acquired
          --------
right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

         "Acknowledgment of Licenses" means, collectively, that certain letter
          --------------------------
agreement by Procter & Gamble in favor of Agent dated as of March 14, 2001, acknowledging Agent's security interest in the Collateral, and that certain letter agreement by Disposable Soft Foods (UK) PLC in favor of Agent dated as of March 14, 2001, acknowledging Agent's security interest in the Collateral.

         "Acquired Assets" means the assets acquired by Borrower pursuant to the
          ---------------
Asset Purchase Agreement.

         "Additional Documents" has the meaning set forth in Section 4.4.
          --------------------                               -----------

         "Adjustment Date" means, with respect to any fiscal quarter end of
          ---------------
Borrower, the later of (a) 90 days after such fiscal quarter end, or (b) the sixth (6th) day following the delivery to Agent of the financial statements for the last fiscal month period in such fiscal quarter.

         "Advances" has the meaning set forth in Section 2.1.
          --------                               -----------

         "Affiliate" means, as applied to any Person, any other Person who,
          ---------
directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns
           --------  -------
directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 5% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

         "Affiliate Subordination Agreement" means that certain amended and
          ---------------------------------
restated subordination and non-setoff agreement relating to subordinated intercompany debt of the Borrower to its Affiliates, dated of even date herewith, among Borrower, certain of its Affiliates and Agent, in form and substance satisfactory to Agent.

         "Agent" means Foothill, solely in its capacity as agent for the Lenders
          -----
hereunder, and any successor thereto.

         "Agent's Account" means an account at a bank designated by Agent from
          ---------------
time to time as the account into which Borrower shall make all payments to Agent for the benefit of the Lender Group and into which the Lender Group shall make all payments to Agent under this Agreement and the other Loan Documents; unless and until Agent notifies Borrower and the Lender Group to the contrary, Agent's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Agent with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

         "Agent Advances" has the meaning set forth in Section 2.3(e)(i).
          --------------                               -----------------

         "Agent's Liens" means the Liens granted by Borrower to Agent for the
          -------------
benefit of the Lender Group under this Agreement or the other Loan Documents.

         "Agent-Related Persons" means Agent together with its Affiliates,
          ---------------------
officers, directors, employees, and agents.

         "Agreement" has the meaning set forth in the preamble hereto.
          ---------

         "Applicable Prepayment Premium" means, as of any date of determination,
          -----------------------------
an amount equal to (a) the Maximum Amount, multiplied by (b)(i) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 5%,
(ii) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 4%, (iii) during the period of time from and including the date that is the second anniversary of the Closing Date up to the date that is the third anniversary of the Closing Date, 3%, (iv) during the period of time from and including the date that is the third anniversary of the Closing Date up to the date that is the fourth anniversary of the Closing Date, 2%, and (v) during the period of time from and including the date that is the fourth anniversary of the Closing Date up to the Maturity Date, 1%, provided, however,
                                                             --------  -------
if the Applicable Prepayment Premium, as calculated hereunder, when added to all interest and other charges for the use of money as contemplated by the Official Code of Georgia Annotated, Section 7-4-18 (the "Interest Charges") exceeds five percent (5%) per month (the "Legal Limit"), the amount of such Applicable Prepayment Premium shall be reduced to an amount which when added to the Interest Charges would equal the Legal Limit less $1.00.

         "Amended and Restated Wang Note" means that certain $4,085,000 amended
          ------------------------------
and restated term note given by Brandon SL Wang in favor of Borrower dated of even date herewith, in form and substance satisfactory to Agent, together with endorsement in blank.

         "Asset Purchase Agreement" means that certain asset purchase agreement,
          ------------------------
together with all related exhibits, schedules, annexes and all other documents related thereto, dated as of February 20, 2001 by and among Drypers, Borrower and DSG with respect to the Drypers Acquisition, in form and substance satisfactory to Agent, and on terms and conditions approved by the Court.

         "Assignee" has the meaning set forth in Section 14.1.
          --------                               ------------

         "Assignment and Acceptance" means an Assignment and Acceptance in the
          -------------------------
form of Exhibit A-1.
        -----------

         "Assignment of Note" means that certain assignment of note dated as of
          ------------------
even date herewith executed and delivered by Borrower in favor of Agent with respect to the Amended and Restated Wang Note and related collateral documents, in form and substance satisfactory to Agent.

         "Authorized Person" means any officer or other employee of Borrower.
          -----------------

         "Availability" means, as of any date of determination, if such date is
          ------------
a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under Section 2.1 (after giving effect to all
                                        -----------
then outstanding Obligations and all sublimits and reserves applicable hereunder).

         "Bankruptcy Code" means the United States Bankruptcy Code, as in effect
          ---------------
from time to time.

         "Base LIBOR Rate" means the rate per annum, determined by Agent in
          ---------------
accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 2:00 p.m. (Georgia time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

         "Base Rate" means, the rate of interest announced within Wells Fargo at
         ----------
its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

         "Base Rate Loan" means each Borrowing of an Advance or Capital
          --------------
Expenditure Loan or portion of the Term Loan that bears interest at a rate determined by reference to the Base Rate.

         "Base Rate Margin" has the meaning set forth in Section 2.6.
          ----------------                               -----------

         "Benefit Plan" means a "defined benefit plan" (as defined in
          ------------
Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA
-------------
Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of
                                                            -----------
ERISA) within the past six years.

         "BNP Guarantees" means, collectively, that certain Limited Recourse
          --------------
Guaranty dated January 28, 2000 by BNP Private Bank & Trust Cayman Limited in favor of Borrower, and that certain Guaranty dated January 21, 2000 by BNP Jersey Trust Corporation Limited in favor of Borrower.

         "Board of Directors" means the board of directors (or comparable
          ------------------
managers) of Borrower or any committee thereof duly authorized to act on behalf of the board.

         "Books" means Borrower's now owned or hereafter acquired books and
          -----
records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

         "Borrower" has the meaning set forth in the preamble to this
          --------
Agreement.

         "Borrowing" means a borrowing hereunder consisting of Advances or
          ---------
Capital Expenditure Loans or the Term Loan, made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance.

         "Borrowing Base" has the meaning set forth in Section 2.1.
          --------------                               -----------

         "Borrowing Base Certificate" means a certificate in the form of Exhibit
          --------------------------                                     -------
B-1.
---

         "Business Day" means any day that is not a Saturday, Sunday, or other
          ------------
day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

         "Capital Expenditure Loan" has the meaning set forth in Section 2.2.
          ------------------------                               -----------

         "Capital Expenditure Loan Amount" means $5,000,000.
          -------------------------------

         "Capital Lease" means a lease that is required to be capitalized for
          -------------
financial reporting purposes in accordance with GAAP.

         "Capitalized Lease Obligation" means any Indebtedness represented by
          ----------------------------
obligations under a Capital Lease.

         "Cash Equivalents" means (a) marketable direct obligations issued or
          ----------------
unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation, and (e) investments in money market mutual funds having assets in excess of $2,500,000,000, substantially all of whose assets are comprised of the items described in clauses (a) through (d) above.

         "Cash Management Bank" has the meaning set forth in Section 2.7(a).
          --------------------                               --------------

         "Cash Management Account" has the meaning set forth in Section 2.7(a).
          -----------------------                               --------------

         "Cash Management Agreements" means those certain cash management
          --------------------------
service agreements, in form and substance satisfactory to Agent, each of which is among Borrower, Agent, and one of the Cash Management Banks.

         "Change of Control" means (a) any "person" or "group" (within the
          -----------------
meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, that become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) Borrower ceases to directly own and control 100% of the outstanding Stock of each of its Subsidiaries extant as of the Closing Date, or (d) DSG shall cease to own and control eighty percent (80%) of the total voting power of all classes of stock then outstanding of Holdco entitled to vote in the election of directors.

         "Chapter 11 Case" means Drypers' Chapter 11 Case No. 00-39360-H4-11
          ---------------
pending before the Court.

         "Closing Date" means the date of the making of the initial Advance (or
          ------------
other extension of credit) hereunder or the date on which Agent sends Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

         "Closing Date Business Plan" means the set of Projections of Borrower
          --------------------------
for the 1 year period following the Closing Date, on a month by month basis, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent.

         "Code" means the Georgia Uniform Commercial Code, as in effect from
          ----
time to time.

         "Collateral" means all of Borrower's now owned or hereafter acquired
          ----------
right, title, and interest in and to each of the following:

         (a)  Accounts,

         (b)  Books,

         (c)  Equipment,

         (d)  General Intangibles,

         (e)   Inventory,

         (f)   Investment Property,

         (g)   Negotiable Collateral,

         (h)   Real Property Collateral,

         (i) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

         (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

         "Collateral Assignments" means, collectively, that certain Collateral
          ----------------------
Assignment of Rights Under Limited Recourse Guaranty and Stock Pledge Agreement dated as of January 21, 2000 executed and delivered by Borrower in favor of Foothill, and that certain Collateral Assignment of Rights Under Guaranty dated as of January 21, 2000 executed and delivered by Borrower to Foothill.

         "Collateral Access Agreement" means a landlord waiver, bailee letter,
          ---------------------------
acknowledgement agreement, or attornment and subordination agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

         "Collections" means all cash, checks, notes, instruments, and other
          -----------
items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower.

         "Commitment" means, with respect to each Lender, its Revolver
          ----------
Commitment, its Term Loan Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan Commitments or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-I or on the signature page of the
                          ------------
Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 141.
                                               -----------

         "Compliance Certificate" means a certificate substantially in the form
          ----------------------
of Exhibit C-1 delivered by the chief financial officer of Borrower to Agent.
   -----------

         "Consultant" shall mean Starshak & Associates, Inc., or any subsequent
          ----------
replacement consultant satisfactory to Agent.

         "Continuing Director" means (a) any member of the Board of Directors
          ---------- --------
who was a director (or comparable manager) of Borrower on the Closing Date, and
(b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

         "Control Agreement" means a Control agreement, in form and substance
          -----------------
satisfactory to Agent, executed and delivered by Borrower, Agent, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a deposit account.

         "Court" means the United States Bankruptcy Court for the Southern
          -----
District of Texas, Houston Division.

         "Daily Balance" means, with respect to each day during the term of this
          -------------
Agreement, the amount of an Obligation owed at the end of such day.

         "DDA" means any checking or other demand deposit account maintained by
          ---
Borrower.

         "Default" means an event, condition, or default that, with the giving
          -------
of notice, the passage of time, or both, would be an Event of Default.

         "Defaulting Lender" means any Lender that fails to make any Advance (or
          -----------------
other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

         "Defaulting Lender Rate" means (a) the Base Rate for the first 3 days
          ---------------------
from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

         "Designated Account" means account number 66-885-560 of Borrower
          ------------------
maintained with the Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Agent.

         "Designated Account Bank" means SouthTrust Bank of Georgia, N.A., whose
          -----------------------
office is located at 1 Georgia Center, 600 West Peachtree Street, Atlanta, Georgia 30302, and whose ABA number is 061000256.

         "Dilution" means, as of any date of determination, a percentage, based
          --------
upon the experience of the immediately prior 90 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrower's Collections with respect to Accounts during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

         "Dilution Reserve" means, as of any date of determination, an amount
          ----------------
sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

         "Disbursement Letter" means an instructional letter executed and
          -------------------
delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent.

         "Dollars" or "$" means United States dollars.
          -------      -

         "Drypers" means Drypers Corporation, a Delaware corporation, as debtor
          -------
or debtor-in-possession, as the case may be.

         "Drypers Acquisition" means the acquisition of Drypers' assets located
          -------------------
in the United States, including intellectual property and the "Drypers" trade name worldwide, and the assignment and assumption of certain executory contracts and leases of Drypers, all pursuant to the Asset Purchase Agreement, in each case, free and clear of all liens and encumbrances, as approved by the Court and on terms satisfactory to Agent in its sole discretion.

         "DSG" means DSG International Limited, a company formed under the laws
          ---
of the British Virgin Islands.

         "DSG Holdings (UK)" means DSG Holdings (UK) Limited, a company formed
          -----------------
under the laws of England.

         "EBITDA" means, with respect to any fiscal period, Borrower's and its
          ------
Subsidiaries consolidated net earnings (or loss), minus extraordinary gains, plus interest expense (excluding interest received on the Amended and Restated Wang Note), income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP.

         "Eligible Accounts" means those Accounts created by the Borrower in the
          -----------------
ordinary course of its business, that arise out of Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made by Borrower in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised
                 --------- -------
from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrower. Eligible Accounts shall not include the following:

         (a) Accounts that the Account Debtor has failed to pay within 120 days of original invoice date or that are more than 60 days past due,

         (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

         (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower,

         (d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,

         (e)  Accounts that are not payable in Dollars,

         (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States, Canada, or any state or province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Agent; provided, in connection with any Canadian account debtor, such account
       -------
debtor shall have been directed to remit the proceeds of such Account to a Cash Management Bank,

         (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC (S) 3727), or
(ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act, or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which Borrower has complied to Agent's satisfaction),

         (h) Accounts with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute,

         (i) Accounts, to the extent such Accounts, together with all other Accounts owing by such Account Debtor to Borrower or any Subsidiary of Borrower exceed in the aggregate (a) thirty percent (30%) of all Eligible Accounts in the case of Walgreen Company, (b) twenty percent (20%) of all Eligible Accounts in the case of Medline Industries, Inc., (c) twenty-five percent (25%) of all Eligible Accounts in the case of Walmart, and (d) ten percent (10%) of all Eligible Accounts in all other cases,

         (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

         (k) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

         (l) Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

         (m) Accounts that are not subject to a valid and perfected first priority Agent's Lien,

         (n) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor, or

         (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

         "Eligible Inventory" means Inventory consisting of raw materials or
          ------------------
first quality finished goods held for sale in the ordinary course of Borrower's business located at one of Borrower's business locations set forth on Schedule
                                                                      --------
E-1 (or in-transit between any such locations), that complies with each of the
---
representations and warranties respecting Eligible Inventory made by Borrower in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the criteria set forth below; provided, however, that such criteria
                                         --------- -------
may be fixed and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's historical accounting practices. An item of inventory shall not be included in Eligible Inventory if:

         (a)  Borrower does not have good, valid, and marketable title thereto,

         (b) it is not located at one of the locations in the United States set forth on Schedule E-1 or in transit from one such location to another such
         ------------
location,

         (c) it is located on real property leased by Borrower or in a contract warehouse or in possession of a processor, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor, warehouseman, processor or other third party, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

         (d) it is not subject to a valid and perfected first priority Agent's Lien,

         (e)  it consists of goods returned or rejected by Borrower's customers,

         (f) it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, or goods that constitute spare parts, packaging (including "inners" and "outers") and shipping materials, supplies used or consumed in Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment, or

         (g) it is not subject to a license or other agreement or carries branded logos and trade names that limit or restrict Borrower's right to sell or display such Inventory, unless such Inventory is otherwise approved by Agent in its sole discretion.

         "Eligible Transferee" means (a) a commercial bank organized under the
          -------------------
laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Closing Date, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower, and
(f) during the continuation of an Event of Default, any other Person approved by Agent.

         "Elmbay" means Elmbay Limited a corporation formed under the laws of
          ------
England, and the general partner of Holdco.

         "Elmbay Pledge Agreement" means that certain pledge agreement dated as
          -----------------------
of even date herewith, executed and delivered by Elmbay in favor of Agent, pledging all of its equity interest in Borrower to Agent, in form and substance satisfactory to Agent.

         "Environmental Actions" means any complaint, summons, citation, notice,
          ---------------------
directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower or any predecessor in interest.

         "Environmental Law" means any applicable federal, state, provincial,
          -----------------
foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including the Comprehensive Environmental Response, Cooperation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA"); the Resource Conservation and Recovery
                    ------
Act, 42 U.S.C. 6901 et seq. ("RCRA"); the Federal Water Pollution Control Act,
                    ------
33 USC (S) 1251 et seq; the Toxic Substances Control Act, 15 USC, (S) 2601 et
                ------                                                     --
seq; the Clean Air Act, 42 USC (S) 7401 et seq.; the Safe Drinking Water Act, 42
---                                     ------
USC. (S) 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. (S) 2701 et seq.;
              ------                                                   ------
the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. (S) 11001 et seq.; the Hazardous Material Transportation Act, 49 USC (S) 1801 et
      ------                                                              --
seq.; and the Occupational Safety and Health Act, 29 USC. (S)651 et seq. (to the
---                                                              ------
extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "Environmental Liabilities and Costs" means all liabilities, monetary
          -----------------------------------
obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party which relates to any Environmental Action.

         "Environmental Lien" means any Lien in favor of any Governmental
          ------------------
Authority for Environmental Liabilities and Costs.

         "Equipment" means all of Borrower's now owned or hereafter acquired
          ---------
right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, specifically including any assets acquired by Borrower with the proceeds of a Term Loan or Capital Expenditure Loan.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
          -----
amended, and any successor statute thereto.

         "ERISA Affiliate" means (a) any person subject to ERISA whose employees
          ---------------
are treated as employed by the same employer is the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

         "Event of Default" has the meaning set forth in Section 8.
          ----------------                               ---------

         "Excess Availability" means the amount, as of the date any
          -------------------
determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables and royalty payments of Borrower aged in excess of historical levels with respect thereto and all book overdrafts in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.

         "Exchange Act" means the Securities Exchange Act of 1934, as in effect
          ------------
from time to time.

          "Fee Letter" means that certain fee letter, dated as of even date
           ----------
herewith, between Borrower and Agent, in form and substance satisfactory to Agent.

         "FEIN" means Federal Employer Identification Number.
          ----

         "First Adjustment Date" has the meaning set forth in Section 2.6(a).
          ---------------------                               --------------

         "Foothill" means Foothill Capital Corporation, a California
          --------
corporation.

         "Funding Date" means the date on which a Borrowing occurs.
          ------------

         "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).
          ------- ------                               -------------------

         "GAAP" means generally accepted accounting principles as in effect from
          ----
time to time in the United States, consistently applied.

         "General Intangibles" means all of Borrower's now owned or hereafter
          -------------------
acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, domain names, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

         "Governing Documents" means, with respect to any Person, the
          -------------------
certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

         "Governmental Authority" means any federal, state, local, or other
          ----------------------
governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

         "Hazardous Materials" means (a) substances that are defined or listed
          -------------------
in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of properties harmful to human health or the environment such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) friable asbestos or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

         "Holdco" means AHP Holdings L.P., a Georgia limited partnership.
          ------

         "Indebtedness" means (a) all obligations of Borrower for borrowed
          ------------
money, (b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under Capital Leases,
(d) all obligations or liabilities of others secured by a Lien on any asset of Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of Borrower's business and repayable in accordance with customary trade practices), and (f) any obligation of Borrower guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any obligation of any other Person.

         "Indemnified Liabilities" has the meaning set forth in Section 11.3.
          -----------------------                               ------------

         "Indemnified Person" has the meaning set forth in Section 11.3.
          ------------------                               ------------

         "Insolvency Proceeding" means any proceeding commenced by or against
          ---------------------
any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

         "Intangible Assets" means, with respect to any Person, that portion of
          -----------------
the book value of all of such Person's assets that would be treated as intangibles under GAAP, excluding "goodwill" to the extent such goodwill is negative.

         "Intellectual Property Security Agreement" means that certain amended
          ----------------------------------------
and restated intellectual property security agreement dated of even date herewith, executed and delivered by Borrower in favor of Agent, in form and substance satisfactory to Agent.

         "Interest Period" means, with respect to each LIBOR Rate Loan, a period
          ---------------
commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, or 3 months thereafter; provided, however, that (a) if any Interest Period would
                     --------- -------
end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business

Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1 , 2, or 3 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

         "Inventory" means all Borrower's now owned or hereafter acquired right,
          ---------
title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business.

         "Investment" means, with respect to any Person, any investment by such
          ----------
Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Investment Property" means all of Borrower's now owned or hereafter
          -------------------
acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

         "IRC" means the Internal Revenue Code of 1986, as in effect from time
          ---
to time.

         "Issuing Lender" means Foothill or any other Lender that, at the
          --------------
request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.
                         ------------

         "L/C" has the meaning set forth in Section 2.12(a).
          ---                               ---------------

         "L/C Disbursement" means a payment made by the Issuing Lender pursuant
          ----------------
to a Letter of Credit.

         "L/C Undertaking" has the meaning set forth in Section 2.12(a).
          ---------------

          "Lender" and "Lenders" have the respective meanings set forth in the
           ------       -------
preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.
                                                    ------------

          "Lender Group" means, individually and collectively, each of the
           ------------
Lenders (including the Issuing Lender) and Agent.

          ""Lender Group Expenses" means all (a) costs or expenses (including
            ---------------------
taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group, (b) fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Borrower, including, fees or charges for Photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement,
(g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any guarantor of the Obligations,
(h) Agent's reasonable fees and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Agent's and each Lender's reasonable fees and expenses (including attorneys fees) incurred in terminating, enforcing (including attorneys fees and expenses incurred in connection with a "workout," a restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

          "Lender-Related Person" means, with respect to any Lender, such
           ---------------------
Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

          "Letter of Credit" means an L/C or an L/C undertaking, as the context
           ----------------
     requires.

          "Letter of Credit Usage" means, as of any date of determination, the
           -----------------------
     aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

          "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).
           --------------                               ------------------

          "LIBOR Notice" means a written notice in the form of Exhibit L-1.
           ------------                                        -----------

          "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan,
           ----------
     the rate per annum determined by Agent (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

          "LIBOR Rate Loan" means each Borrowing of an Advance or portion of the
           ---------------
     Term Loan or the Capital Expenditure Loan, as the case may be, that bears interest at a rate determined by reference to the LIBOR Rate.

          "LIBOR Rate Margin" has the meaning set forth in Section 2.6.
           -----------------                               -----------

          "Lien" means any interest in an asset securing an obligation owed to,
           ----
     or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

          "Loan Account" has the meaning set forth in Section 2.10.
           ------------                               ------------

          "Loan Documents" means this Agreement, the Assignment of Note, the
           --------------
     Cash Management Agreements, the BNP Guarantees, the Collateral Assignments, the Control Agreements, the Disbursement Letter, the Fee Letter, the Intellectual Property Security Agreement, the Letters of Credit, the Mortgages, the Officers' Certificate, the Parent Guaranty, the Parent Pledge Agreement, the Elmbay Pledge Agreement, the Parent Security Agreement, the Affiliate Subordination Agreement, the Wang Pledge Agreement, the Subordination Agreements, the Acknowledgement of Licenses, and any other note or notes executed by Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by Borrower and Agent or the Lender Group in connection with this Agreement, specifically including any reaffirmation agreement executed in connection with the foregoing.

          "Material Adverse Change" means (a) a material adverse change in the
           -----------------------
business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) a material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower.

          "Maturity Date" has the meaning set forth in Section 3.4.
           -------------                               -----------

          "Maximum Amount" means $35,000,000.
           --------------

          "Maximum Revolver Amount" means, at any date of determination, the
           -----------------------
Maximum Amount less the then outstanding principal balance of the Term Loan.

          "Mortgages" means, individually and collectively, one or more
           ---------
mortgages, deeds of trust, or deeds to secure debt, executed and delivered by Borrower in favor of Agent, for the benefit of the Lender Group, in form and substance satisfactory to Agent, that encumber the Real Property Collateral and the related improvements thereto.

          "Negotiable Collateral" means all of Borrower's now owned and
           ---------------------
hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

          "Net Liquidation Percentage" means the percentage of the book value of
           --------------------------
Borrower's Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, net of liquidation expenses, such percentage to be as determined from time to time by a qualified appraisal company selected by Agent.

          "Obligations" means all loans (including the Term Loan and the Capital
           -----------
Expenditure Loans), Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Borrower are required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

          "Officers' Certificate" means the representations and warranties of
           ---------------------
officers form submitted by Agent to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

          "Order of the Court" means, with respect to the Chapter 11 Case, that
           ------------------
certain order of the Court authorizing (i) the Drypers Acquisition by Borrower and DSG pursuant to Sections 105 and 363 of the Bankruptcy Code and (ii) the assumption and assignment of certain executory contracts and unexpired leases pursuant to Section 365 of the Bankruptcy Code.

          "Originating Lender" has the meaning set forth in Section 14.1(e).
           ------------------                               ---------------

          "Overadvance" has the meaning set forth in Section 2.5.
           -----------                               -----------

          "Parent Guaranty" means that certain amended and restated guaranty
           ---------------
dated of even date herewith, executed and delivered by Holdco in favor of Agent, in form and substance satisfactory to Agent.

          "Parent Pledge Agreement" means that certain amended and restated
           -----------------------
pledge agreement dated of even date herewith, executed and delivered by Holdco in favor of Agent, pledging all of its equity interests in Borrower to Agent, in form and substance satisfactory to Agent.

          "Parent Security Agreement" means that certain amended and restated
           -------------------------
security agreement of even date herewith, executed and delivered by Holdco in favor of Agent, in form and substance satisfactory to agent.

          "Participant" has meaning set forth in Section 14.1(e).
           -----------                           ---------------

          "Pass-Through Entity" means a Person which is an "S corporation"
           --------------------
within the meaning of Section 1361 of the IRC, a "qualified subchapter S subsidiary" within the meaning of Section 1361 (b)(3)(B) of the IRC, a partnership (including a limited liability company) within the meaning of
Section 7701(a)(2) of the IRC (other than one electing to be taxed as a corporation), or an entity with a single owner that is disregarded pursuant to Treasury Reg. (S)301.7701-3.

          "Permitted Discretion" means a determination made in good faith and in
           --------------------
the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

          "Permitted Dispositions" means (a) sales or other dispositions by
           ----------------------
Borrower of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of Borrower's business with an aggregate fair market value not to exceed $200,000 in any fiscal year, (b) sales by Borrower of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by Borrower in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by Borrower, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of Borrower's business, (e) sales or dispositions of Equipment not included in the Daley-Hodkin appraisal dated November 16, 2000, or the Dean Machinery International, Inc. appraisal dated January 26, 2001, or any subsequent updated appraisal (the "Appraisal") in an
                                                            ---------
amount not to exceed $250,000 in the aggregate in any fiscal year, and (f) other sales of Equipment provided that the proceeds of each such sale equal or exceed 120% of the orderly liquidation value of such Equipment as set forth in the Appraisal. In the event of any sale of Equipment where the Equipment to be sold is not valued on an individual basis by the Appraisal, Agent shall determine in its reasonable judgment the orderly liquidation value of such Equipment.

          "Permitted Holders" means any direct or indirect wholly-owned
           -----------------
subsidiary of DSG.

          "Permitted Investments" means (a) investments in Cash Equivalents, (b)
           ---------------------
investments in negotiable instruments for collection, and (c) advances made in connection with purchases of goods or services in the ordinary course of business.

          "Permitted Liens" means (a) Liens held by Agent for the benefit of
           ---------------
Agent and the Lenders, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the
                                                      ------------
interests of lessors under operating leases, (e) purchase money Liens or the interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business of Borrower, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, and (l) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof by Borrower.

          "Permitted Protest" means the right of Borrower to protest any Lien
           -----------------
(other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP,
(b) any such protest is instituted promptly and prosecuted diligently by Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

          "Permitted Purchase Money Indebtedness" means, as of any date of
           -------------------------------------
determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $250,000.

          "Person" means natural persons, corporations, limited liability
           ------
companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.


          "Personal Property Collateral" means Collateral other than Real
           ----------------------------
Property.

          "Projections" means Borrower's forecasted (a) balance sheets, (b)
           -----------
profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          "Pro Rata Share" means:
           --------------

          (a) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) such Lender's Commitment, by
(ii) the aggregate Revolver Commitments of all Lenders,


          (b) with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and to receive payments of fees with respect thereto, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders,

               (c) with respect to a Lender's obligation to make Capital Expenditure Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate amount of all Lenders' Revolver Commitments,

               (d) with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders,

               (e) with respect to all other matters (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Total Commitment, by (ii) the aggregate amount of Total Commitments of all Lenders; provided, however, that, in each case, in the
                                  --------  -------
event all Commitments have been terminated, Pro Rata Share shall be determined according to the Commitments in effect immediately prior to such termination.

               "Purchase Money Indebtedness" means Indebtedness (other than the
                ---------------------------
Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

               "Real Property" means any estate or interests in real property
                -------------
now owned or hereafter acquired by Borrower and the improvements thereto.

               "Real Property Collateral" means the parcel or parcels of Real
                ------------------------
Property identified on Schedule R-1 (which shall include any parcel or parcels
                       ------------
that are part of the Acquired Assets) and any Real Property hereafter acquired by Borrower.

               "Record" means information that is inscribed on a tangible medium
                ------
or which is stored in an electronic or other medium and is retrievable in perceivable form.

               "Remedial Action" means all actions taken to (a) clean up,
                ---------------
remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC (S) 9601.

               "Report" has the meaning set forth in Section 16.17.
                ------                               -------------

          "Required Availability" means Excess Availability and unrestricted
           ---------------------
cash and Cash Equivalents in an amount of not less than $5,000,000.

          "Required Lenders" means, at any time, (a) Agent, and (b) Lenders
           ----------------
whose Pro Rata Shares aggregate 66 2/3% or more of the Total Commitments, or if the Commitments have been terminated irrevocably, 66 2/3% or more of the Obligations then outstanding.

          "Reserve Percentage" means, on any day, for any Lender, the maximum
           ------------------
percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic supplemental, marginal, or emergency reserve) that are in effect on such date with respect to eurocurrency fundings (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

          "Revolver Commitment" means, with respect to each Lender, its
           --------------------
Revolver commitment, and, with respect to all Lenders, their Revolver Commitments, in each as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of
                                     ------------
the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1
                                               ------------

          "Revolver Usage" means, as of any date of determination, the sum of
           --------------
(a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage, plus (c) the then extant amount of outstanding Capital Expenditure Loans.

          "Risk Participation Liability" means, as to each Letter of Credit, all
           ----------------------------
reimbursement obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

          "Royalty Reserves" means reserves determined from time to time by
           ----------------
Agent in its reasonable judgment, for the estimated costs relating to the royalties payable to any licensors, including without limitation, Kimberly Clark and Proctor & Gamble.

          "SEC" means the United States Securities and Exchange Commission and
           ---
any successor thereto.

          "Securities Account" means a "securities account" as that term defined
           ------------------
in the Code.

          "Settlement" has the meaning set forth in Section 2.3(f)(i).
           ----------                               -----------------

          "Settlement Date" has the meaning set forth in Section 2.3(f)(i).
           ---------------                               -----------------

          "Solvent" means, with respect to any Person on a particular date, that
           -------
such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

          "Stock" means all shares, options, warrants, interests,
           -----
participations, equity interests or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, limited liability company interests, partnership interests, partnership interests, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

          "Subordinated Note A" means the indebtedness of Borrower to DSG
           -------------------
evidenced by that certain subordinated discount promissory note executed by Borrower and payable to the order of DSG dated as of March __, 2001, in the original principal amount of $15,906,250, as amended, restated or replaced from time to time with Agent's consent, all in form and substance satisfactory to Agent.

          "Subordinated Note B" means the indebtedness of Borrower to DSG
           -------------------
Holdings (UK), evidenced by that certain promissory note executed by Borrower and payable to the order of DSG Holdings (UK) dated as of March __, 2001, in the original principal amount of $5,000,000 in form and substance satisfactory to Agent.

          "Subordination Agreement" means, individually and collectively, (a)
           -----------------------
that certain Subordination Agreement dated of even date herewith, among DSG, Borrower and Agent relating to the Subordinated Note A, (b) that certain Subordination Agreement dated of even date herewith, among DSG Holdings (UK), Borrower and Agent relating to the Subordinated Note B, and (c) any other subordination agreement entered into in connection with Subordinated Note A or Subordinated Note B from time to time, all in form and substance satisfactory to Agent.

          "Subsidiary" of a Person means a corporation, partnership, limited
           ----------
liability company, or other entity in which that Person directly or indirectly ownes or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

          "Swing Lender" means Foothill or any other Lender that, at the request
           ------------
of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

          "Swing Loan" has the meaning set forth in Section 2.3(d)(i).
           ----------                               -----------------

          "Tangible Net Worth" means, as of any date of determination, the
           ------------------
result of (a) Borrower's total stockholder's equity, minus (b) the sum of (i) all Intangible Assets of Borrower, (ii) all of Borrower's prepaid expenses and
(iii) all amounts due to Borrower from Affiliates.

          "Tax Distribution Amount" means, for any period when Borrower is a
           -----------------------
Pass-Through Entity, an amount sufficient to cover payment of the expected federal and state income taxes attributable to the ownership of Borrower's common equity, based on the highest federal and state income tax rates that could be applicable to any holder of Borrower's common equity (as the case may be), as determined through the end of the period in question; provided, however, that in no event shall the Tax Distribution Amount for any year exceed the actual amount of federal and state income taxes attributable to the ownership of Borrower's common equity.

          "Taxes" has the meaning set forth in Section 16.11.
           -----                               -------------

          "Term Loan" has the meaning set forth in Section 2.2.
           ---------                               -----------

          "Term Loan Amount" means $11,000,000.
           ----------------

          "Term Loan Commitment" means, with respect to each Lender, its Term
           --------------------
Loan Commitment, and, with respect to all Lenders, their Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or on the signature page of the
                                ------------
Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.
                                               ------------

          "Total Commitment" means, with respect to each Lender, its Total
           ----------------
Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of
                      ------------
the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.
                                               ------------

          "Total Debt to EBITDA Ratio" means, at any date of determination, the
           --------------------------
ratio of (a) all Indebtedness of Borrower (excluding Indebtedness of Borrower pursuant to Subordinated Note B) as of such to (b) EBITDA for the four fiscal quarter period then ending.

          "Underlying Issuer" means a third Person which is the beneficiary of
           -----------------
an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrower.

          "Underlying Letter of Credit" means a letter of credit that has been
           ---------------------------
issued by an Underlying Issuer.

          "United States Person" has the meaning set forth in Section 16.11.
           --------------------

          "Voidable Transfer" has the meaning set forth in Section 17.7.
           -----------------                               ------------

          "Wang Pledge Agreement" means that certain stock pledge agreement
           ---------------------
dated as of January 21, 2000 between BNP Private Bank & Trust Cayman ("BNP Cayman"), as trustee, Piccadilly Cayman Limited and Borrower pledging certain shares of DSG to Agent.

          "Wells Fargo" means Wells Fargo Bank, National Association, a national
           -----------
banking association.

     1.2  Accounting Terms. All accounting terms not specifically defined herein
          ----------------
shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. When the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

     1.3  Code. Any terms used in this Agreement that are defined in the Code
          ----
shall be construed an defined as set forth in the Code unless otherwise defined herein.

     1.4  Construction. Unless the context of this Agreement of any other Loan
          ------------
Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5  Schedule and Exhibits. All of the schedules and exhibits attached to
          ---------------------
this Agreement shall be deemed incorporated herein by reference.

2.   LOAN AND TERMS OF PAYMENT.

     2.1  Revolver Advances.
          -----------------

          (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances")
                                                                     --------
to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage less the outstanding principal amount of Capital Expenditure Loans, or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base" as of any date of
                                        --------------
determination, shall mean the result of:

                    (X)  the lesser of

                              (i) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, and

                              (ii) an amount equal to 45 days of Borrower's Collections with respect to Accounts for the immediately preceding 60 day period, plus

                    (y)  the lowest of

                              (i)   $15,000,000,

                              (ii) the sum of (A) the lowest of (I) 80% times the then extant Net Liquidation Percentage times the next book value of Borrower's Eligible Inventory consisting of raw materials, (II) $5,000,000, or (III) 50% of the amount of credit availability created by clause (B) below of Borrower's Eligible Inventory, plus
                         (B) 80% times the then extant Next Liquidation Percentage times the net book value of Borrower's Eligible Inventory consisting of first quality finished goods, and

                              (iii) 75% of the amount of credit availability
                         created by clause (x) above, minus
                                    ----------

                    (z) the Royalty Reserves and the aggregate amount of other reserves, if any, established by Agent under Section 2.1(b).
                                                                 --------------

          (b)  Anything to the contrary in this Section 2.1 notwithstanding,
                                                -----------
Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1
                                                                ------------
which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral. Agent shall also have the right to establish reserves for any amount by which, at any date of determination, in Agent's Permitted Discretion, the outstanding principal amount of the Term Loan exceeds 80% of the net orderly liquidation value of the Equipment and 70% of the quick sale value of the Real Property subject to Agent's first priority perfected lien. In addition to the foregoing, Agent shall have the right to have the Inventory reappraised by a qualified appraisal company selected by Agent from time to time after the Closing Date for the purpose of redetermining the Net Liquidation Percentage of the Eligible Inventory portion of the Collateral and, as a result, redetermining the Borrowing Base.

          (c) The Lenders with Revolver Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

          (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     2.2  Term Loan; Capital Expenditure Loans.
          ------------------------------------

          (a) Term Loan. Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make a term loan to Borrower in an amount equal to each such Lender's Pro Rata Share of the Term Loan Amount (the "Term Loan"). The Term Loan shall be repaid in sixty (60) equal monthly installments of principal (together with accrued interest), such installments to be payable on the first day of each month commencing with the first day of the first month following the date on which such Term Loan is made and continuing on the first day of each succeeding month. Additionally, the unpaid principal balance of the Term Loan shall be repaid with the proceeds of any Permitted Disposition to the extent such repayment is required by Section 7.4 hereof, with such proceeds
                                         -----------
being applied to the installments due on the Term Loan in the inverse order of their maturity. The outstanding unpaid principal balance of the Term Loan, together with all accrued and unpaid interest and fees thereon, shall be due and payable on the earlier of the Maturity Date or the date of termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. The unpaid principal balance of the Term Loan may be prepaid in whole or in part without penalty or premium (except as provided in Section 3.6) at any time
                                                  -----------
during the term of this Agreement upon ninety (90) days' written notice by Borrower to Agent, all such prepaid amounts to be applied to the installments due on the Term Loan in the inverse order of their maturity. All amounts outstanding under the Term Loan shall constitute Obligations.

          (b) Capital Expenditure Loans. Subject to the terms and conditions of this Agreement, each Lender with a Revolver Commitment (severally, not jointly or jointly and severally) agrees to make a series of loans (each, a "Capital Expenditure Loan" and collectively the "Capital Expenditure Loans") to or for the benefit of Borrower, in an aggregate amount at any one time outstanding for such Lender not to exceed such Lender's Pro Rata Share of the Capital Expenditure Loan Amount. Each borrowing consisting of Capital Expenditure Loans shall be advanced directly to the applicable vendor or Borrower, as Borrower may request. Any new or used Equipment that is to be acquired or that has been purchased by Borrower using a Capital Expenditure Loan must be acceptable to Agent, in its sole discretion in all respects, must not be a fixture, and must not be intended to be affixed to real property or to become installed in or affixed to other goods. All amounts outstanding under the Capital Expenditure Loans shall constitute Obligations. Anything herein to the contrary notwithstanding, (a) each borrowing consisting of Capital Expenditure Loans shall be in a principal amount of not less than (i) $500,000, or (ii) such lesser amount as is the then unfunded balance of the Capital Expenditure Loan Amount; (b) each borrowing consisting of Capital Expenditure Loans shall be in an amount, as determined by Agent, not to exceed 80% of Borrower's invoice cost (net of shipping, freight, installation, and other so-called `soft costs') of
(i) new or used Equipment that is to be purchased by Borrower with the proceeds of such Borrowing, or (ii) new or used Equipment that has been purchased by Borrower within 90 days prior to the date of such borrowing; (c) the Lender Group shall have no obligation to fund any Capital Expenditure Loan hereunder to the extent that the making thereof would cause the then outstanding amount of all Capital Expenditure Loans to exceed (i) the Capital Expenditure Loan Amount, or (ii) the Maximum Revolver Amount less the outstanding Advances less the Letter of Credit Usage; and (d) the aggregate amount of all Capital Expenditure Loans outstanding at any time (including giving effect to any requested Capital Expenditure Loans outstanding at any time (including giving effect to any requested Capital Expenditure Loan) shall not exceed the lesser of cost or fair market value of all of the Equipment acquired or financed with the proceeds of such Capital Expenditure Loans. Each Capital Expenditure Loan shall be repaid in sixty (60) equal monthly installments of principal (together with accrued interest), such installments to be payable on the first day of each month commencing with the first day of the first day of the first month following the date on which such Capital Expenditure Loan is made and continuing on the first day of each succeeding month. The outstanding principal balance of the Capital Expenditure Loans, together with all accrued and unpaid interest and fees thereon, shall be due and payable on the earlier of the Maturity Date or the date of termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. Capital Expenditure Loans may be prepaid in whole or in part without penalty or premium (except as provided in Section 3.6) at any time during the term of this
                       -----------
Agreement upon ninety (90) days' written notice by Borrower to Agent, all such prepaid amounts to be applied to the installments due on all of the Capital Expenditure Loans of all Lenders in the inverse order of their maturity.

     2.3   Borrowing Procedures and Settlements.
           ------------------------------------

           (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent (which notice must be received by Agent no later than 1:00 p.m. (Georgia time) on the Business Day prior to the date that is the requested Funding Date in the case of a request for an Advance or the Term Loan specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that in the case of a request for Swing Loan in an amount of
--------  -------
$1,000,000, or less, such notice will be timely received if it is received by Agent no later than 1:00 p.m. (Georgia time) on the Business Day that is the requested Funding Date) specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

           (b) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i)
                      --------------
to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii)
                     --------------
if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested
                         --------------
Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to
                                            --------------
have the terms of Section 2.3(c) apply to such requested Borrowing.
                  --------------

           (c)   Making of Advances.

                 (i) In the event that Agent shall elect to have the terms of this Section 2.3(c) apply to a requested Borrowing as described in
                --------------
           Section 2.3(b), then promptly after receipt of a request for a
           --------------
           Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders,
                                 --------------
           not later than 4:00 p.m. (Georgia time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 1:00 p.m. (Georgia time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances (or borrowing under the Term Loan or Capital Expenditure Loan, as applicable), upon satisfaction of the applicable conditions precedent set forth in Section 3 hereof, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to Borrower's Designated Account; provided, however, that, subject to the provisions of Section 2.3(i),
           --------  -------                                     --------------
           Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance (or its portion of the Term Loan) if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be
                                                        ---------
           satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

                 (ii) Unless Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least 1 Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

               (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender has made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the
                      -------- -------  -------
          Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or

     Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

     (d)  Making of Swing Loans.

          (i) In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested
                                            --------------
     Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall
                               --------------
     make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being
                                                         --------------
     referred to as a "Swing Loan" and such Advances being referred to
                       ----------
     collectively as "Swing Loans") available to Borrower on the Funding Date
                      -----------
     applicable thereto by transferring immediately available funds to Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible for the LIBOR Option and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a
                       --------------
     Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the
                                       ---------
     requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date
                            ---------
     applicable thereto prior to making, in its sole discretion, any Swing Loan.

          (ii) The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

     (e)  Agent Advances.

          (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3
                                                                   ---------
     have not been satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations, or
     (C) to pay any other amount chargeable to

          Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section
                                                                        -------
          10 (any of the Advances described in this Section 2.3(e) shall be
          --                                        --------------
          referred to as "Agent Advances"). Each Agent Advance is an Advance
                          --------------
          hereunder and shall be subject to all terms and conditions applicable to other Advances, except that no such Agent Advance shall be eligible for the LIBOR Option and all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

               (ii) The Agent Advances shall be repayable on demand and secured by the Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

          (f) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

               (i)  Agent shall request settlement ("Settlement") with the
                                                     ----------
          Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 5:00 p.m. (Georgia time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall
                     ---------------
          include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii): (y) if a Lender's balance of the
                     -------------------
          Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 3:00 p.m. (Georgia time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances, and (ii) if a Lender's balance of the Advances,

                    Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 3:00 p.m. (Georgia time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause
                    (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand form such Lender together with interest thereon at the Defaulting Lender Rate.

                         (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                         (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

          (g) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interest therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

          (h) Lenders' Failure to Perform. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

          (i) Optional Overadvances. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower notwithstanding that an Overadvances exists or thereby would be created, so long as (i) after giving effect to such Advances (including a Swing Loan) the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (ii) at the time of the making of any such Advance (including any Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this
Section 2.3(i) shall be subject to the same terms and conditions as any other
--------------
Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under Section 2.6(c) hereof
                                                      --------------
without regard to the presence or absence of a Default or Event of Default.

               (i) In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional

     Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

          (ii) Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such
                                      --------------
     Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this
     Section 2.3(i), and any Overadvances resulting from the charging to the
     --------------
     Loan Account of interest, fees, or Lender Group Expenses.

2.4  Payments.
     --------

     (a)  Payments by Borrower.

          (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 2:00 p.m. (Georgia time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (Georgia time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

          (ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     (b)  Apportionment and Application of Payments.

          (i) Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees) and all proceeds of Accounts or other Collateral received by Agent shall be applied as follows:

               A.   first, to pay any Lender Group Expenses then due to Agent
                    -----
          under the Loan Documents, until paid in full,

               B.   second, to pay any Lender Group Expenses then due to the
                    ------
          Lenders under the Loan Documents, on a ratable basis, until paid in full,

               C.   third, to pay any fees then due to Agent (for its separate
                    -----
          account, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents until paid in full,

               D.   fourth, to pay any fees then due to any or all of the
                    ------
          Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full,

               E.   fifth, to pay interest due in respect of all Agent Advances,
                    -----
          until paid in full,

               F.   sixth, ratably to pay interest due in respect of the
                    -----
          Advances (other than Agent Advances), the Swing Loans, the Capital Expenditure Loan and the Term Loan until paid in full,

               G.   seventh, to pay the principal of all Agent Advances until
                    -------
          paid in full,

               H.    eighth, ratably to pay all principal amounts then due and
                     ------
          payable (other than as a result of an acceleration thereof) with respect to the Term Loan and the Capital Expenditure Loans, until paid in full,

               I.    ninth, to pay the principal of all Swing Loans until paid
                     -----
          in full,

               J.    tenth, to pay the principal of all Advances until paid in
                     -----
          full,

               K.    eleventh, if an Event of Default has occurred and is
                     --------
          continuing, to pay, on a pro-rata basis, the outstanding principal balance of the Term Loan and the Capital Expenditure Loan (in the inverse order of the maturity of the installments due thereunder) until the Term Loan and the Capital Expenditure Loan, are each, respectively, paid in full,

               L.    twelfth, if an Event of Default has occurred and is
                     -------
          continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full,

               M.    thirteenth, if an Event of Default has occurred and is
                     ----------
          continuing, to pay any other Obligations until paid in full, and

               N.    fourteenth, to Borrower (to be wired to the Designated
                     ----------
          Account) or such other Person entitled thereto under applicable law.

          (ii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(h).
                 --------------

          (iii) In each instance, so long as no Default or Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to
                                 --------------
     any payment by Borrower specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

          (iv) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency

          Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

               (v) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any
                             -----------
          other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4
                                                                     -----------
          shall control and govern.

     2.5  Overadvances. If, at any time or for any reason, the amount of
          ------------
Obligations owed by Borrower to the Lender Group pursuant to Sections 2.1 and
                                                             ----------------
2.12 is greater than either the Dollar or percentage limitations set forth in
----
Sections 2.1 or 2.12, (an "Overadvance"), Borrower immediately shall pay to
--------------------       -----------
Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section
                                                                         -------
2.4(b). In addition, Borrower hereby promises to pay the Obligations (including
------
principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under, the terms of this Agreement and the other Loan Documents.

     2.6  Interest Rates and Letter of Credit Fee:  Rates, Payments, and
          --------------------------------------------------------------
Calculations.
------------

          (a) Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows: (i) if the relevant Obligation is an Advance made as a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the margin (as determined below) in effect from time to time in connection with LIBOR Rate Loans (the "LIBOR Rate Margin") with respect to Advances, (ii) if the relevant Obligation is a portion of a Capital Expenditure Loan or Term Loan made as a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin with respect to Capital Expenditure Loans and the Term Loan, (iii) if the relevant Obligation is a portion of a Capital Expenditure Loan or Term Loan made as a Base Rate Loan, at a per annum rate equal to the Base Rate plus the margin (as determined below) in effect from time to time in connection with Base Rate Loans (the "Base Rate Margin") with respect to Capital Expenditure Loans and the Term Loan, and (iv) all other Obligations (except for undrawn Letters of Credit), at a per annum rate equal to the Base Rate plus the Base Rate Margin in effect for Advances made as Base Rate Loans. From the Closing Date to the First Adjustment Date, the Base Rate Margin in connection with Advances shall be 2.25%, the Base Rate Margin in connection with Capital Expenditure Loans and the Term Loan shall be 2.75%, the LIBOR Rate Margin in connection with Advances shall be 3.75%, and the LIBOR Rate Margin in connection with Capital Expenditure Loans and the Term Loan shall be 4.25%. Commencing on the later of March 31, 2002 or the sixth (6th) day following the delivery of Borrower's financial statements to Agent for the fiscal year ending December 31, 2001 (the "First Adjustment
Date') and on each Adjustment Date thereafter, the Base Rate Margin and the LIBOR Rate Margin shall each be adjusted to be the interest rate margin based upon the Total Debt to EBITDA Ratio for the 12 fiscal months then ended as set forth in such financial statements delivered to Agent pursuant to Section 6.3(a)
                                                                  --------------
as of the fiscal quarter end preceding such Adjustment Date, and expressed as a per annum rate of interest as set forth in the table below.

--------------------------------------------------------------------------------
                                                  Then the          Then the
If the Total Debt        Type of Loan            LIBOR Rate        Base Rate
to EBITDA Ratio          Outstanding:           Margin shall      Margin shall
is:                                                 be:                be:
--------------------------------------------------------------------------------
   Less than or          Advances                  3.25%               1.75%
 equal to 2.5 to 1.0    --------------------------------------------------------
                         Term Loan,                3.75%               2.25%
                         Capital Expenditure Loan
--------------------------------------------------------------------------------
 Greater than 2.5        Advances                  3.50%               2.00%
  to 1.0 but less        -------------------------------------------------------
  than 3.0 to 1.0        Term Loan,                4.00%               2.50%
                         Capital Expenditure Loan
--------------------------------------------------------------------------------
 Greater than 3.0        Advances                  3.75%               2.25%
  to 1.0 but less        -------------------------------------------------------
  than 3.5 to 1.0        Term Loan,                4.25%               2.75%
                         Capital Expenditure Loan
--------------------------------------------------------------------------------
 Greater than 3.5        Advances                  4.00%               2.50%
  to 1.0 but less        -------------------------------------------------------
  than 4.0 to 1.0        Term Loan,                4.50%               3.00%
                         Capital Expenditure Loan
--------------------------------------------------------------------------------
  Equal to or            Advances                  4.25%               2.75%
 greater than 4.0        -------------------------------------------------------
     to 1.0              Term Loan,                4.75%               3.25%
                         Capital Expenditure Loan
--------------------------------------------------------------------------------

     (b) Letter of Credit Fee. Burrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section
                                                                   -------
2.12(e)) which shall accrue at a rate equal to 2.50% per annum times the Daily
--------
Balance of the undrawn amount of all outstanding Letters of Credit.

     (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

          (i) all Obligations (except for undrawn Letters of Credit ) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 3 percentage points above the per annum rate otherwise applicable hereunder, and

          (ii) the Letter of Credit fee provided for above shall be increased to 3 percentage points above the per annum rate otherwise applicable hereunder.

          (d) Payment. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, or the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time, without prior notice to Borrower, to charge such interest and fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section
                                                                     -------
2.12(e) (as and when accrued or incurred), the fees and costs provided for in
-------
Section 2.11 (as and when accrued or incurred), and all other payments as and
------------
when due and payable under any Loan Document (including the installments due and payable with respect to the Term Loan and Capital Expenditure Loans) to Borrower's Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

          (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

          (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained
                                    --------  -------
herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7  Cash Management.
          ---------------

          (a) Borrower shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each a "Cash Management Bank"), and shall
                   ---------------          --------------------
request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors (including, without limitation, "JSL Partners," the Department of Defense and the "Kid's Diapers Account") forward payment of the amounts owed by them directly to such Cash Management Bank; provided however,
                                                            ----------------
that Borrower may continue to maintain the Hong Kong Bank of Canada bank account (A) but unless and until a Cash Management Agreement for such account is delivered to Agent, Borrower (1) shall direct Wal-Mart Canada to re-direct its payments to a Cash Management Bank and (2) not less than once per week, Borrower shall initiate a wire transfer of such funds on deposit in such account to a Cash Management Bank, and (B) if such Cash Management Agreement is not received within 30 days of the Closing Date, Borrower shall close such account, (ii) deposit all Collections and other amounts received by Borrower directly from any Account Debtor or any other source, including, without limitation, all cash received from Affiliates, immediately upon receipt, into such Cash Management Bank, and (iii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Agent's name (a "Cash Management
                                                         ---------------
Account") at one of the Cash Management Banks.
-------

          (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and Borrower, in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account.

          (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 2.7(a) to add or replace a Cash
                               ---------------
Management Account Bank or Cash Management; provided, however, that (i) such
                                            --------  -------
prospective Cash Management Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrower and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment, provided further, that with respect to the account with
                     -------- -------
account number 1lF-07183 WCMA maintained at Merrill Lynch International, Borrower shall not keep in excess of $50,000 in such account at any time.

Additionally, at the request of Agent, Borrower shall deliver to Agent an agreement to obtain a first priority perfected interest in such account.

          (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower is hereby deemed to have granted a Lien to Agent.

     2.8  Crediting Payments; Float Charge. The receipt of any payment item by
          --------------------------------
Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is, received into the Agent's Account on a Business Day on or before 2:00 p.m. (Georgia time). If any payment item is received into the Agent's Account on a non-Business Day or after 2:00 p.m. (Georgia time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day. From and after the Closing Date, Agent shall be entitled to charge Borrower for 1 Business Day of `clearance' or `float' at the rate applicable to Base Rate Loans under
Section 2.6 on all Collections that are received by Borrower (regardless of
-----------
whether forwarded by the Cash Management Banks to Agent). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.8 shall be for the exclusive benefit of Agent.
                   -----------

     2.9  Designated Account. Agent is authorized to make the Advances and
          ------------------
Capital Expenditure Loans and borrowings under the Term Loan, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d).
                                                          --------------
Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower in writing, the proceeds of the Term Loan and any Advance, Capital Expenditure Loan, Agent Advance, or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

     2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall
          ------------------------------------------------------
maintain an account on its books in the name of Borrower (the "Loan Account") on
                                                               ------------
which

Borrower will be charged with the Term Loan, all Advances (including Agent Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, the Letters of Credit issued by Issuing Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan
                                                        -----------
Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     2.11 Fees. Borrower shall pay to Agent the following fees and charges,
          ----
which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

          (a) Unused Line Fee. On the first day of each month during the term of this Agreement, payable in arrears, an unused line fee in an amount equal to 0.375% per annum times the result of (a) the average Maximum Revolver Amount during the immediately preceding month, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month, plus (iii) the average Daily Balance of Capital Expenditure Loans that were outstanding during the immediately preceding month.

          (b) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, Borrower shall pay to Agent the fees set forth in the Fee Letter, and

          (c) Audit, Appraisal, and Valuation Charges. For the separate account of Agent, audit, appraisal, and valuation fees and charges as follows,
(i) a fee of $750 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Agent, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems; provided, however, that if Borrower implements such electronic collateral
--------  -------
reporting system within 180 days of the date hereof, Agent shall discount such fee by an amount set by Agent in its determination, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Agent, and (iv) the actual charges paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrower, to appraise the Collateral, or any portion thereof, or to assess Borrower's business valuation.

     2.12 Letters of Credit
          -----------------

          (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or
           ---
reimbursement obligations (each such undertaking, an "L/C Undertaking") with
                                                      ---------------
respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                 (i)  the Letter of Credit Usage would exceed $2,000,000, or

                 (ii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less than the extended outstanding amount of Advances, and Capital Expenditure Loan.

          Borrower and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall have an expiry date no 1ater than 30 days prior to the Maturity Date and all such Letters of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 2:00 p.m., Georgia time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 1:00 p.m., Georgia time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 2:00 p.m., Georgia time, on (i) the Business Day that Borrower receives such notice, if such notice is received prior to 1:00 p.m., Georgia time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent
                                                      -----------
an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to
Section 2.12(c) to reimburse the Issuing Lender, then to such Lenders and the
--------------
Issuing Lender as their interest may appear.

          (b) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.12(a), each Lender with a Revolver Commitment agrees to
            ---------------
fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitment, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in clause (a) of this Section, or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this Section 2.12(b)
                                                               ---------------
shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any
                                                     ---------
such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

     (c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated
                      --------  -------
hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that Borrower shall
                                          --------  -------
not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group.

     (d) Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

     (e) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of (Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

     (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

               (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

               (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.13 LIBOR Option.
          ------------

          (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances, Term
      ------------
Loan or Capital Expenditure Loans be charged at the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which the Required Lenders or Agent on behalf thereof elect to accelerate the maturity of the Obligations, (iii) termination of this Agreement pursuant to the terms hereof, or (iv) the first day of each month that such LIBOR Rate Loan is outstanding. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances or Capital Expenditure Loans or portions of the Term Loan bear interest at the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

          (b)  LIBOR Election.

               (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 2:00 p.m. (Georgia time) at least two (2)

          Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the
                       --------------
          LIBOR Option for a permitted portion of the Advances or the Term Loan and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (Georgia time) on the same day. Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the Lenders having a Revolver Commitment.

               (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of
          (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall, with respect to Agent or any
           --------------
          Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

               (iii) Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

               (c) Prepayments. Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on
      --------  -------
any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Collections in accordance with Section
                                                                   -------
2.4(b) or for any other reason, including early termination of the term of this
------
Agreement or acceleration of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

               (d)  Special Provisions Applicable to LIBOR Rate.

                    (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any Funding Losses due under clause (b)(ii) above).

                    (ii) In the event that any change in market conditions or
               any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

               (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

     2.14      Capital Requirements. If, after the date hereof, any Lender
               --------------------
determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attributior methods. If Borrower becomes obligated to pay additional amounts to any Lender pursuant to this section as a result of any condition described in this section which is not generally applicable to all Lenders, then, unless the Lender to which such conditions apply has theretofore taken steps to remove or cure, and has removed or cured, within a reasonable time period the conditions creating the cause for such obligation to pay such additional amounts, Borrower may, within four months of being notified of such condition, designate an Eligible Transferee which is willing to purchase all rights and obligations of such Lender and which is acceptable to Agent (such Eligible Transferee being herein called a "Replacement Lender") to purchase for cash all of the rights and obligations of such Lender under this Agreement, without recourse to or warranty (other than title) by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Advances, Capital Expenditure Loans and Term Loan payable to such Lender plus any accrued but unpaid interest and fees on such Advances, Capital Expenditure Loans and Term Loan, expense reimbursements and indemnities in respect of that Lender's Commitment under the Loan Documents, whereupon the Commitment of such Lender shall be irrevocably terminated in whole (which shall include the termination in whole of the obligation of such Lender to make Advances and Capital Expenditure Loans to Borrower). Such Lender shall consummate such sale with such terms within a reasonable time not exceeding ten Business Days from the date Borrower shall have designated a Replacement Lender acceptable to Agent, and whereupon such Lender shall no longer be a party hereto or have any obligations or rights hereunder (except rights which, pursuant to the provisions of this Agreement, survive the termination of this Agreement and the repayment of the Obligations), and the Replacement Lender shall succeed to such obligations and rights.

3.   CONDITIONS; TERM OF AGREEMENT.

     3.1    Conditions Precedent to the Initial Extension of Credit. The
            -------------------------------------------------------
obligation of the Lender Group (or any member thereof) to make the initial Advance (or otherwise to extend any credit provided for hereunder including, without limitation, the Term Loan and any Capital Expenditure Loan), is subject to the fulfillment, to the satisfaction of Agent, of each of the conditions precedent set forth below:

            (a) the Closing Date shall occur on or before March 31, 2001;

            (b) Agent shall have received all financing statements required by Agent, duly executed by Borrower, and Agent shall have received searches reflecting the filing of all such financing statements;

            (c) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

                (i)     the Control Agreements,

                (ii)    the Disbursement Letter,

                (iii)   the Fee Letter,

                (iv)    the Cash Management Agreements,

                (v)     the Mortgages,

                (vi)    the Intellectual Property Security Agreement,

                (vii)   the Parent Pledge Agreement,

                (viii)  the Elmbay Pledge Agreement,

                (ix)    the Parent Security Agreement,

                (x)    the Parent Guaranty,

                (xi) the Assignment of Note, together with the original Amended and Restated Wang Note,


                (xii)  the Acknowledgement of Licenses,

                (xiii) the Affiliate Subordination Agreement,

                (xiv)  the Subordination Agreements, and

                (xv)   the Officers' Certificate;

          (d) Agent shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of such Borrower to execute the same;

          (e) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

          (f) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

          (g) Agent shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

          (h) Agent shall have received a certificate from the Secretary of Holdco attesting to the resolutions of Holdco's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which Holdco is a party and authorizing specific officers of Holdco to execute the same;

          (i) Agent shall have received copies of Holdco's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Holdco;

          (j) Agent shall have received a certificate of status with respect to Holdco, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Holdco, which certificate shall indicate that Holdco is in good standing in such jurisdiction;

     (k) Agent shall have received certificates of status with respect to Holdco, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Holdco) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Holdco is in good standing in such jurisdictions;

     (l) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of
                                         -----------
which shall be satisfactory to Agent;

     (m) Agent shall have received satisfactory evidence (including a certificate of the chief financial officer of Borrower) that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

     (n) Agent shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrower's books and records (including the books and records relating to the Acquired Assets) and verification of Borrower's representations and warranties to the Lender Group, the results of which shall be satisfactory to Agent, (ii) an inspection of each of the locations where Inventory or Acquired Assets are located, the results of which shall be satisfactory to Agent, and (iii) confirmation that all Equipment is not subject to any encumbrance;

     (o) Agent shall have received an appraisal of the Net Liquidation Percentage applicable to Borrower's Inventory and an appraisal of Borrower's Equipment and the Acquired Assets, the results of which shall be satisfactory to Agent;

     (p) Agent shall have received Borrower's Closing Date Business Plan;

     (q) Borrower shall pay all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

     (r) Agent shall have received (i) appraisals of the Real Property Collateral satisfactory to Agent, and (ii) mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Agent assuring Agent that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property

Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to Agent;

     (s) Agent shall have received a phase-I environmental report, environmental indemnity, and a real estate survey with respect to each parcel composing the Real Property Collateral; the environmental consultants and surveyors retained for such reports or surveys, the scope of the reports or surveys, and the results thereof shall be acceptable to Agent;

     (t) Agent shall have received all Collateral Access Agreements with respect to the following locations: 1045 Holland Road, Marion, Ohio; 333 Joseph Street, Marion, Ohio; "Building 59", Vancouver, Washington; "Building 55", Vancouver, Washington; Memorial Highway, Houston, Texas; and Oconto Falls, Wisconsin.

     (u) Agent shall have received copies of lease assignment and assumption agreements with respect to the following locations: 333 Joseph Street, Marion, Ohio; "Building 59", Vancouver, Washington; "Building 55", Vancouver, Washington; and Memorial Highway, Houston, Texas.

     (v) Agent shall have received opinions of Counsel for Borrower (including Borrower's local counsel in the State of Georgia) and Holdco, each in form and substance satisfactory to Agent;

     (w) Borrower shall have received the proceeds of the Subordinated Note A and Subordinated Note B (in a minimum amount of $20,000,000) and in such greater amount as may be necessary to consummate the contemplated acquisition, on terms and conditions satisfactory to Agent;

     (x) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder;

     (Y) Borrower shall pay all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

     (z) Borrower shall have engaged the Consultant for a minimum of 180 days following the Closing Date, all on terms satisfactory to Agent;

     (aa) Agent shall have received duly executed, or entered, as the case may be, copies of the Asset Purchase Agreement accompanied by true and correct certified copies of all bid procedures orders and the Order of the Court approving the Drypers Acquisition contemplated therein, both in form and substance acceptable to Agent, but which Order shall provide for the sale of the Acquired Assets free and clear of all liens, security interests, claims and encumbrances (including, without limitation, ad valorem tax liens), other than those permitted by Agent, pursuant to Section 363(f) of the Bankruptcy Code, and contain findings pursuant to Section 363(m) of the Bankruptcy Code and such Asset Purchase Agreement shall have been authorized by all necessary corporate action on the part of Borrower and Borrower shall have received all necessary governmental and other approvals (if any shall be required) relating to same, and such acquisition, assignment and assumption shall have been authorized by a final order of the Court, which shall not (i) have been stayed or reversed, or ordered to be reconsidered, or (ii) contravene or conflict with the organizational documents of Borrower or any provision of law, any presently existing requirement or restriction imposed by any judicial, arbitral, regulatory or governmental instrumentality or constitute a default under, or result in the creation or imposition of any lien other than liens permitted by Agent upon any property or assets of Borrower under any agreement, instrument or indenture by Borrower is bound;

          (bb) To the extent any "escrow agreement" or "escrow account" is entered into by Borrower and Drypers pursuant to the Asset Purchase Agreement to accommodate a "Working Capital Adjustment" (as defined in the Asset Purchase Agreement) Borrower shall deliver to Agent copies of such escrow documents and agreements, together with an acknowledgement of Agent's security interest in such "escrow account".

          (cc) Agent shall have received (i) copies of Borrower's royalty and private label manufacturer agreements and license agreements with Kimberly-Clark, Procter & Gamble, the Collegiate Licensing Products Company and Disposable Soft Goods (UK) plc, each in form and substance satisfactory to Agent, and (ii) consents, in form and substance reasonably satisfactory to Agent, from Proctor & Gamble and Disposable Soft Goods (UK) plc, acknowledging and consenting to Borrower's collateral assignment to Agent of Borrower's rights under the license agreements between Borrower and such licensors;

          (dd) Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby;

          (ee) Agent shall have received a letter from Associated Hygienic Products, Inc. confirming it does not own any assets located in or about the State of Georgia other than books and records, and that such books and records are segregated from Borrower's books and records and clearly identified as such; and

          (ff) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.

     3.2  Conditions Subsequent to the Initial Extension of Credit. The
          --------------------------------------------------------
obligation of the Lender Group (or any member thereof) to continue to make Advances (or otherwise extend credit hereunder including, without limitation, any Capital Expenditure Loan) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

            (a) within 30 days of the Closing Date, Borrower shall deliver to Agent certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of
                                         -----------
which shall be satisfactory to Agent and its counsel; and

            (b) Within 90 days of the Closing Date, Borrower will provide a satisfactory opening consolidated balance sheet audited by an accounting firm satisfactory to Agent.

     3.3    Conditions Precedent to all Extensions of Credit. The obligation of
            ------------------------------------------------
the Lender Group (or any member thereof) to make all Advances (or to extend any other credit hereunder, including all extensions of credit on the Closing Date) shall be subject to the following conditions precedent:

            (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date),

            (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

            (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, any Lender, or any of their Affiliates, and

            (d)   no Material Adverse Change shall have occurred.

     3.4    Term. This Agreement shall become effective upon the execution and
            ----
delivery hereof by Borrower, Agent, and the Lenders and shall continue in full force and effect for a term ending on March 14, 2006 (the "Maturity Date"). The
                                                           -------------
foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5    Effect of Termination. On the date of termination of this Agreement,
            ---------------------
all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations (other than Obligations that by their terms survive termination hereof) have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

     3.6    Early Termination by Borrower. Borrower have the option, at any time
            -----------------------------
upon 90 days prior written notice to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full, together with the Applicable Prepayment Premium (to be allocated based upon letter agreements between Agent and individual Lenders). If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrower shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of the Required Lenders to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to the Lender Group or profits lost by the Lender Group as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of the Lender Group, Borrower shall pay the Applicable Prepayment Premium to Agent (to be allocated based upon letter agreements between Agent and individual Lenders), measured as of the date of such termination.

4.   CREATION OF SECURITY INTEREST.

     4.1   Grant of Security Interest. Borrower hereby grants to Agent, for the
           --------------------------
benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Agent or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

     4.2   Negotiable Collateral. In the event that any Collateral, including
           ---------------------
proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent, provided, however that until an Event of Default has occurred and is
       --------  -------
continuing, Borrower shall be entitled to collect solely the interest paid with respect to the Amended and Restated Wang Note and deposit the same in the Cash Management Account. If an Event of Default shall have occurred and is continuing, any and all interest paid or payable in the form of cash, instruments or other property in respect of the Amended and Restated Wang Note shall be forthwith delivered to Agent to be applied in accordance with Section
                                                                       -------
2.4(b)(i) and shall if received by Borrower, be received by Borrower in trust
---------
for the benefit of Agent, be segregated from the other property or funds of Borrower and be forthwith delivered to Agent by Borrower as Collateral under the terms of this Agreement in the same form as so received (with any necessary endorsements).

     4.3   Collection of Accounts, General Intangibles, and Negotiable
           -----------------------------------------------------------
Collateral. At any time after the occurrence and during the continuation of an
----------
Event of Default, Agent or Agent's designee may (a) notify Account Debtors of Borrower that the Accounts, chattel paper, or General Intangibles have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent or a Cash Management Bank in their original form as received by Borrower.

     4.4    Delivery of Additional Documentation Required.  At any time upon the
            ---------------------------------------------
request of Agent, Borrower, or Holdco, as the case may be, shall execute and deliver to Agent, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments (including, without limitation, assignments in connection with the Prior Loan Agreement and Prior Loan Documents), endorsements of certificates of title and all other documents (the "Additional

Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to perfect and continue perfected the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Agent in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Agent to execute any such Additional Documents in Borrower's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Agent shall reasonably require, Borrower shall (a) provide Agent with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrower during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrower that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrower's ownership thereof, and (c) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

     4.5    Power of Attorney. Borrower hereby irrevocably makes, constitutes,
            -----------------
and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents
             -----------
described in Section 4.4, (b) at any time that an Event of Default has occurred
             -----------
and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

     4.6    Right to Inspect. Agent and each Lender (through any of their
            ---------------
respective officers, employees, or agents) shall have the right from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the

Collateral; provided, that if no Event of Default has occurred and is
            --------
continuing, Agent shall only conduct any such inspection or review of Borrower's Books and/or the Collateral during normal business hours, and provided further
                                                              -------- -------
that Borrower shall cause to be performed by an appraiser satisfactory to Agent
(a) on a semi-annual basis, updated appraisals of Borrower's Equipment, (b) on a quarterly basis, updated appraisals of Borrower's Inventory, and (c) on an annual basis, updated appraisals of Borrower's Real Property Collateral, in each case at Borrower's expense.

     4.7   Control Agreements. Borrower agrees that it will not transfer assets
           ------------------
out of any Securities Accounts other than as permitted under Section 7.19 and,
                                                             ------------
if to another securities intermediary, unless each of Borrower, Agent, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrower without the prior written consent of Agent. Upon the occurrence and during the continuance of a Default or Event of Default, Agent may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Agent's Account.

     4.8   Revised Article 9. Borrower acknowledges and agrees that, in
           -----------------
anticipation of the application to the transactions contemplated hereby, in one or more jurisdictions, of revised Article 9 of the Uniform Commercial Code ("Revised Article 9"):

           (a) Attachment. In applying the law of any jurisdiction in which Revised Article 9 is in effect, the Collateral includes all presently existing and hereafter acquired assets of Borrower, whether or not the type of Collateral is within the scope of Revised Article 9. The Collateral shall, without limitation, specifically include the following categories of assets as defined in Revised Article 9: goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic) deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, wherever located, whether now owned and hereafter acquired. If Borrower shall, at any time, whether or not Revised Article 9 is in effect in any particular jurisdiction, acquire a commercial tort claim, as defined in Revised Article 9, seeking recovery in an amount in excess of $100,000, individually or in the aggregate, Borrower shall immediately notify Agent in a writing signed by Borrower and accompanied by a brief description of the commercial tort claim, granting to Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Agent.

     (b) Perfection by Filing. Agent may at any time and from time to time, pursuant to the provisions of Section 4.1 and this Section 4.8, file financing
                              -----------          -----------
statements, continuation statements and amendments thereto that describe the Collateral to include all presently existing and hereafter acquired assets of Borrower, or words of similar effect and which contain any other information required by Part 5 of Revised Article 9 for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including the type of Borrower's organization and any organization identification number issued to Borrower. Borrower agrees to furnish any such information to Agent immediately upon request. Any such financing statements, continuation statements or amendments may be signed by Agent on behalf of Borrower, and may be filed at any time in any jurisdiction whether or not Revised Article 9 is then in effect in that jurisdiction.

     (c) Other Perfection. Borrower shall at all times, and from time to time, whether or not Revised Article 9 is in effect in any particular jurisdiction, take such steps as Agent may reasonably request for Agent (a) to obtain an acknowledgment, in form and substance satisfactory to Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for Agent, (b) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Revised Article 9 with corresponding provisions in Rev. (S)(S) 9-104, 9-105, 9-106 and 9-107 relating to what constitutes "control" for such items of Collateral), with any agreements establishing control, to be in form and substance satisfactory to Agent, and (c) otherwise to insure the continued perfection and priority of Agent's security interest in any of the Collateral and of the preservation of its rights therein, whether in anticipation and following the effectiveness or Revised Article 9 in any jurisdiction.

     (d)  Savings Clause. Nothing contained in this Section 4.8 shall be
                                                    -----------
construed to narrow the scope of Agent's security interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the rights, powers, privileges or remedies of Agent or any Lender hereunder except (and then only to the extent) mandated by Revised Article 9 to the extent then applicable.

 5.  REPRESENTATIONS AND WARRANTIES.

     In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit including, without limitation, any Capital Expenditure Loan) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

     5.1  No Encumbrances. Borrower has good and indefeasible title to the
          ---------------
Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

     5.2  Eligible Accounts. The Eligible Accounts are bona fide existing
          -----------------
payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrower's business, owed to Borrower without defenses, disputes, offsets counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account is not:

          (a)  owed by an employee, Affiliate, or agent of Borrower,

          (b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional,

          (c)  payable in a currency other than Dollars,

          (d) owed by an Account Debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account,

          (e) owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

          (f) on account of a transaction as to which the goods giving rise to such Account have not been shipped and billed to the Account Debtor or the services giving rise to such Account have not been performed and accepted by the Account Debtor,

          (k) a right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services, and

          (h)  an Account that has not been billed to the customer.

     5.3  Eligible Inventory. All Eligible Inventory is of good and
          ------------------
merchantable quality, free from defects. As to each item of Eligible Inventory, such Inventory is

          (a) owned by Borrower free and clear of all Liens other than Liens in favor of Lender,

          (b)  either located at one of the locations set forth on Schedule E-l
                                                                   -------- ---
 or in transit from one such location to another such location,

          (c) not located on real property leased by Borrower or in a contract warehouse, in each case, unless subject to a Collateral Access Agreement executed by the lessor, the warehouseman, or other third party, as the case may be, and unless segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

          (d) not goods that have been returned or rejected by Borrower's customers, and

          (e) not goods that are obsolete or slow moving, restrictive or custom items, work-in-process, or that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

     5.4  Equipment. All of the Equipment is used or held for use in Borrower's
          ---------
business and is fit for such purposes. Set forth on Schedule 5.4 is a
                                                    ------------
description of all equipment and the applicable lessor for the leased equipment formerly leased to Drypers and now located at one of Borrower's locations set forth on Schedule 5.5, involving equipment with a fair market value in excess of
         ------------
$50,000 per lease, where such equipment has been or will be retained by Borrower, whether by way of assumption of the Drypers' lease agreement with the applicable lessor of such equipment, or by way of rejection, cancellation or renegotiation of any such lease agreement with respect to such equipment.

     5.5  Location of Inventory and Equipment. The Inventory and Equipment are
          -----------------------------------
not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and are located only at the locations identified on Schedule
                                                                     --------
5.5; provided, however, that Borrower shall not maintain, locate or re-locate,
---  --------  -------
any of its Equipment (other than leased equipment) at or to, as the case may be, its locations at 1045 Holland Road, Marion, Ohio, Buildings 55 and 59 in Vancouver, Washington, or Memorial Highway in Houston, Texas, unless (a) Agent consents in writing at least 30 days prior to the location or re-location of such Equipment, and (b) Borrower obtains a Collateral Access Agreement with the landlord at such location, entitling Agent to a 120-day period following termination, surrender or abandonment by Borrower of such location to remove its Collateral.

     5.6  Inventory Records. The Borrower keeps correct and accurate records
          -----------------
itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

     5.7  Location of Chief Executive Office; FEIN; Fiscal Year. The chief
          -----------------------------------------------------
executive office of the Borrower is located at the address indicated in
Schedule 5.7 and each Borrower's FEIN is identified in Schedule 5.7. Borrower has a fiscal year ending December 31.

     5.8  Due Organization and Oualification: Subsidiaries
          ------------------------------------------------

           (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

           (b)  Set forth on Schedule 5.8(b), is a complete and accurate
                             ---------------
description of the authorized Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding, and the name and amount of such Stock owned by each member. Other than as described on Schedule 5.8(b), there are no subscriptions,
                                   ---------------
options, warrants, or calls relating to any shares of Borrower's Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Stock or any security convertible into or exchangeable for any of its Stock.

           (c)  Set forth on Schedule 5.8(c), is a complete and accurate list of
                             ---------------
Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

           (d)  Except as set forth on Schedule 5.8(d), there are no
                                       ---------------
subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower's Subsidiaries' Stock or any security convertible into or exchangeable for any such Stock.

     5.9   Due Authorization: No Conflict.
           ------------------------------

           (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

           (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (i) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or

(iv) require any approval of Borrower's members or any approval or consent of any Person under any material contractual obligation of Borrower.

           (c) Other than the filing of financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

           (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

           (e) The Agent's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

     5.10  Litigation. Other than those matters disclosed on Schedule 5.10,
           ----------                                        -------------
there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower, or any of its Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), (b) matters arising after the Closing Date that, if decided adversely to Borrower, or any of its Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change, and
(c) ongoing Collections matters in which the Borrower is a plaintiff.

     5.11  No Material Adverse Change. All financial statements relating to
           --------------------------
Borrower or Holdco that have been delivered by Borrower or Holdco to the Lender Group have been prepared in accordance with GA4P (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's (or Holdco's, as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or Holdco, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

     5.12  Fraudulent Transfer.
           -------------------

           (a)  Borrower is Solvent.

           (b) No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower.

     5.13  Employee Benefits. None of Borrower, any of its Subsidiaries, or any
           -----------------
of their ERISA Affiliates maintains or contributes to any Benefit Plan.

     5.14  Environmental Condition. Except as set forth on Schedule 5.14, (a)
           -----------------------                         -------------
none of Borrower's properties or assets has ever been used by Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, except in material compliance with applicable Environmental Laws, (b) to Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner as a Hazardous Materials disposal site, or a candidate for closure, pursuant to any Environmental Law,
(c) to Borrower's knowledge, no Environmental Lien arising under any Environmental Law has attached to any revenues or to any real or personal property owned or operated by Borrower, and (d) Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.

     5.15  Brokerage Fees. Borrower has not utilized the services of any broker
           --------------
or finder in connection with Borrower's obtaining financing from the Lender Group under this Agreement and no brokerage commission or finders fee is payable by Borrower in connection herewith.

     5.16  Intellectual Property. Borrower owns, or holds licenses in, all
           ---------------------
trademarks, trade names, copyrights, patents, patent rights and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material
          -------------
patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower is the owner or is an exclusive licensee in a geographic area.

     5.17  Leases. Borrower enjoys peaceful and undisturbed possession under all
           ------
leases material to the business of Borrower and to which it is a party or under which it is operating. All of such leases are valid and subsisting and no material default by Borrower exists under any of them.

     5.18  DDAs. Set forth on Schedule 5.18 are all of the Borrower's DDAs,
           ----               -------------
including, with respect to each depository (i) the name and address of such depository, and (ii) the account numbers of the accounts maintained with such depository.

     5.19  Complete Disclosure. All factual information (taken as a whole)
           -------------------
furnished by or on behalf of Borrower in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrower's good faith best estimate of its future performance for the periods covered thereby.

     5.20  Indebtedness. Set forth on Schedule 5.20 is a true and complete list
           ------------               -------------
of all Indebtedness of Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

6.   AFFIRMATIVE COVENANTS.

           Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:

     6.1   Accounting System. Maintain a system of accounting that enables
           -----------------
Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

     6.2   Collateral Reporting. Provide Agent with the following documents at
           --------------------
the following times in form satisfactory to Agent:

--------------------------------------------------------------------------------
Daily (a) a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base as of such date, and

                 (b) notice of all returns, disputes, or claims.
--------------------------------------------------------------------------------
Weekly           (c) Inventory reports specifying each Borrower's cost and the wholesale market value of its Inventory, by category, with additional detail showing additions to and deletions from the
                 Inventory.
--------------------------------------------------------------------------------
Monthly          (d) a detailed calculation of the Borrowing Base (including
(not later       detail regarding those Accounts that are not Eligible
than the         Accounts),
10th day of
each             (e) a detailed and a summary aging, by total, of the Accounts,
month)           together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           (f) a summary aging, by vendor, of Borrower's accounts payable and any book overdraft, and

           (g)   a calculation of Dilution for the prior month.

--------------------------------------------------------------------------------
Quarterly  (h)   a detailed list of Borrower's customers,

           (i) a report regarding Borrower's accrued, but unpaid, ad valorem taxes,

--------------------------------------------------------------------------------
Upon       (j) copies of invoices in connection with the Accounts, credit memos,
request    remittance advices, deposit slips, shipping and delivery documents in by Agent connection with the Accounts and, for Inventory and Equipment acquired by Borrower, purchase orders and invoices, and

--------------------------------------------------------------------------------
           (k) such other reports as to the Collateral, or the financial condition of Borrower as Agent may reasonably request.

--------------------------------------------------------------------------------

           In addition, Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

     6.3   Financial Statements, Reports, Certificates. Deliver to Agent, with
           -------------------------------------------
copies to each Lender:

           (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Borrower's fiscal years,

                 (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Borrower's and its Subsidiaries' operations during such period,

                 (ii) a certificate signed by the chief financial officer of Borrower to the effect that;

                       A. the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

                       B. the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                       C. there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

                 (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate
                       ------------
           demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section
                                                                       -------
           7.20, and
           ----

           (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years,

                 (i) financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                 (ii) a certificate of such accountants addressed to Agent and the Lenders stating that such accountants do not have knowledge of the existence of any Default or Event Default under Section 7.20.
                                                               ------------

           (c) as soon as available, but in any event within 30 days prior to the start of each Borrower's fiscal years, copies of Borrower's Projections and a business plan, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, in all respects, in its sole discretion, for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby,

           (d)   if and when filed by Borrower,

                 (i) 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

                 (ii)  any other filings made by Borrower with the SEC,

                 (iii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the internal Revenue Service, and

                 (iv) any other information that is provided by Borrower to its shareholders generally,

           (e) if and when filed by Borrower and as requested by Agent, satisfactory evidence of payment of applicable excise taxes in jurisdictions in which (i) Borrower conducts business or is required to pay any such excise tax,
(ii) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower, or (iii) where Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

           (f) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto, and

           (g) upon the request of Agent, any other report reasonably requested relating to the financial condition of Borrower.

           In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on both a consolidated and consolidating basis and agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees that its independent certified public accountants are authorized to communicate with Agent and to release to Agent whatever financial information concerning Borrower Agent reasonably may request. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

     6.4   Guarantor Reports. Cause Holdco to deliver its annual financial
           -----------------
statements at the time when Borrower provides its audited financial statements to Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

     6.5   Return. Cause returns and allowances as between Borrower and its
           ------
Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to

Borrower, the applicable Borrower promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

     6.6   Maintenance of Properties and Equipment. Maintain and preserve all of
           ---------------------------------------
its properties and Equipment which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a part as lessee, so as to prevent any loss of forfeiture thereof or thereunder.

     6.7   Taxes. Cause all assessments and taxes, whether real, personal, or
           -----
otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower has made such payments or deposits. Borrower shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which Borrower is required to pay any such excise tax.

     6.8   Insurance.
           ---------

           (a) At Borrower's expense, maintain insurance, respecting its assets, including, without limitation, Real Property together with any and all improvements located thereon, wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonable satisfactory to Agent. Borrower shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as sole loss payee or additional insured as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

           (b) Borrower shall give Agent prompt notice of any loss covered by such insurance. Agent shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $50,000, without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations or shall be disbursed to Borrower under staged payment terms reasonably satisfactory to the Required Lenders for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items of property destroyed prior to such damage or destruction.

           (c) Borrower will not take out separate insurance concurrent in form or contributing in the event of loss with that required to maintained under this
Section 6.8, unless Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

     6.9   Location of Inventory and Equipment. Keep the Inventory and Equipment
           -----------------------------------
only at the locations identified on Schedule 5.5 and permitted by Section 5.5;
                                    ------------                  -----------
provided, however, that Borrower may amend Schedule 5.5 so long as such
--------  -------                          ------------
amendment occurs by written notice to Agent not less than 30 days prior to the date on which Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement.

     6.10   Compliance with Laws. Comply with the requirements of all applicable
            --------------------
laws, rules, regulations and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

     6.11   Leases. Pay when due all rents and other amounts payable under any
            ------
leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

     6.12   Brokerage Commissions. Pay any and all brokerage commission or
            ---------------------
finders fees incurred in connection with or as a result of Borrower's obtaining financing from the Lender Group under this Agreement. Borrower agrees and acknowledges that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower, and Borrower agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from the Lender Group under this Agreement.

     6.13  Existence. At all times preserve and keep in full force and effect
           ---------
Borrower's valid existence and good standing and any rights and franchises material to Borrower's business.

     6.14  Environmental.
           -------------

           (a) Keep any property either owned or operated by Borrower free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens
(b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower and take any Remedial Actions required by any Governmental Authority with jurisdiction to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Agent with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower,
(ii) commencement of any Environmental Action against Borrower or notice that an Environmental Action will be filed against Borrower, and (iii) notice of a violation, citation, or other administrative order related to Environmental Laws which reasonably could be expected to result in a Material Adverse Change.

     6.15  Disclosure Updates. Promptly and in no event later than 5 Business
           ------------------
Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

     6.16  License Default Notices. Deliver to Agent copies of any and all
           -----------------------
default and/or termination notices received with respect to any of Borrower's existing or future license agreements including without limitation, the license agreements with Kimberly Clark, Proctor & Gamble, Collegiate Licensing Products Company and Disposable Soft Goods (UK) Plc.

     6.17  Engage Consultant.  Continue to engage Consultant for a period of 180
           -----------------
days following the Closing Date on the terms set forth in any "engagement letter" or similar agreement describing the terms and conditions of Consultant's engagement between Borrower and Consultant, and acceptable to Agent, or during any other period of time required by Agent in its reasonable discretion thereafter, and authorize and instruct Consultant to engage discussions with Agent regarding Borrower's financial condition and the operation of Borrower's business at any time upon request of Agent, and to deliver to Agent such documents and reports in connection therewith as Agent may request.

7.      NEGATIVE COVENANTS.

                Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do many of the following:

        7.1     Indebtedness. Create, incur, assure, permit, guarantee, or
                ------------
otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                (a) Indebtedness evidenced by this agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

                (b)   Indebtedness set forth on Schedule 5.20,
                                                --------------

                (c)   Permitted Purchase Money Indebtedness,

                (d) Indebtedness evidenced by the Subordinated Note A and Subordinated Note B, and

                (e) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or
                                            -----------
renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Agent's judgement, materially impair the prospects of repayment of the Obligations by Borrower, (ii) such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Lender group as those that were applicable to the refinanced, renewed, or extended Indebtedness, as determined by Agent.

        7.2     Liens.  Create, incur, assume, or permit to exist, directly or
                ------
indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(e) and so long as the replacement Liens only encumber
               --------------
those assets that secured the refinancing, renewed, or extended Indebtedness).

        7.3     Restrictions on Fundamental Changes.
                -----------------------------------

                (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

                (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

                (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

        7.4     Disposal of Assets. Convey, sell, lease, license, assign,
                ------------------
transfer, or otherwise dispose of any of Borrower's assets; provided, however,
                                                            --------  -------
that the Borrower may dispose of assets in a Permitted Disposition so long as
(a) if the asset was required with the proceeds of a Capital Expenditure Loan, the proceeds are used to repay the applicable Capital Expenditure Loan on the date of receipt thereof by Borrower, (b) if the asset is Equipment that was included by Agent in the calculation of the Term Loan Amount and to the extent such proceeds from the sale of such Equipment are not used to purchase replacement Equipment of equal or greater value within five Business Days, the proceeds are used to repay the installments due on the Term Loan in the inverse order of maturity, and (c) in all other cases, the proceeds are directed to the Cash Management Account, or immediately deposited by Borrower in the Cash Management Account.

        7.5     Change Name. Change Borrower's name, FEIN, corporate structure
                -----------
or identity, or add any new fictitious name; provided, however, that Borrower
                                             --------  -------
may change its name upon at least 30 days' prior written notice to Agent of such change and so long as, prior to such change of name, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens.

        7.6     Guarantee. Guarantee or otherwise become in any way liable with
                ---------
respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent.

        7.7     Nature of Business. Make any change in the principal nature of
                ------------------
its business.

        7.8     Payments, Prepayments and Amendments.
                ------------------------------------

                (a) Make any payments of principal of, or interest or fees on, Subordinated Note A or Subordinated Note B; provided, however, that Borrower may
                                            --------  -------
make regularly scheduled interest payments on Subordinated Note A after June 30, 2001 if (i) no Event of Default has occurred and is continuing, and (ii) Borrower has demonstrated to the satisfaction of Agent that, after giving effect to such payment, Excess Availability is $10,000,000 or more; and provided, further, that Borrower may refinance and pay in full the
--------  -------

Subordinated Note A with the proceeds of new subordinated debt provided by an Affiliate of Borrower on terms and conditions, and subject to a Subordination Agreement and other documents, in form and substance satisfactory to Agent.

           (b) Except in connection with a refinancing permitted by Section
                                                                    -------
7.1(e), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness
------
of Borrower, other than the Obligations in accordance with this Agreement, and

           (c) Except in connection with a refinancing permitted by Section
                                                                    -------
7.1(e), directly or indirectly, amend, modify, alter, increase, or change any of
------
the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections
                                                                    --------
7.1(b), (c) or (d).
------  ---    ---

     7.9   Change of Control. Cause, permit, or suffer, directly or indirectly,
           -----------------
any Change of Control.

     7.10  Consignments. Consign any Inventory or sell any Inventory on bill and
           ------------
hold, sale or return, sale on approval, or other conditional terms of sale.

     7.11  Distributions. Make any distribution or declare or pay any dividends
           -------------
(in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding, or pay any management fees; except (a) so long as no Default or Event of Default exists on the date of such payment or immediately after giving effect thereto, from time to time during or following the end of any fiscal quarter during which Borrower was a Pass-Through Entity, Borrower may distribute to its respective equity holders in cash an amount not in excess of the tax distribution amount for the portion of the fiscal year during the end of such fiscal quarter, minus the aggregate amount of any such distributions therefor made in respect of such fiscal year; provided, however, that in no event shall the amount so distributed in respect of any fiscal year exceed the actual amount of federal and state income taxes for such year attributable to the ownership of Borrower's equity interest, and (b) the payment of management fees for payroll, director and related expenses, provided that no Event of Default has occurred and is continuing, to Holdco and Disposable Soft Goods International Limited, directly or indirectly, in an amount not to exceed $1,200,000 in the aggregate on a per annum basis; provided, however, that if no Event of Default has
                      --------  -------
occurred hereunder and satisfactory projections have been delivered to Agent, Borrower may request on or after April 1, 2002 that Agent consider allowing an increase in such management fees, payroll fees, director and related expenses, but any such increase shall be in the sole discretion of Agent. The amount of any distribution of the Tax Distribution Amount under clause (a) of this Section shall be verified by the chief financial officer of Borrower in the certificate required under Section 6.3 and in the written statement required of Borrower's
               -----------
accountants under Section 6.3.
                  -----------

     7.12  Accounting Methods. Modify or change its method of accounting (other
           ------------------
than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower's financial condition.

     7.13  Investments. Except for Permitted Investments, directly or
           -----------
indirectly, make or acquire any Investment, or incur any liabilities including contingent obligations) for or in connection with any Investment; provided,
                                                                  --------
however, that Borrower shall not have Permitted Investments (other than in the
-------
Cash Management Accounts) in excess of $500,000 outstanding at any one time unless, if such Permitted Investments are held with a bank or securities intermediary, Borrower and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments, as Agent shall determine in its Permitted Discretion, to perfect (and further establish) the Agent's Liens in such Permitted Investments.

     7.14  Transactions with Affiliates. Directly or indirectly enter into or
           ----------------------------
permit to exist any transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, including, without limitation, any disclosure set forth on Annex A to the Affiliate Subordination
                                        -------
Agreement, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate, and are subject to the Affiliate Subordination Agreement.

     7.15  Suspension. Suspend or go out of a substantial portion of its
           ----------
business.

     7.16  Compensation. Increase the annual fee or per-meeting fees paid to the
           ------------
members of its Board of Directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to its officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior year.

     7.17  Use of Proceeds. Use the proceeds of (a) the Advances and the Term
           ---------------
Loan for any purpose other than (i) on the Closing Date, (x) to facilitate the Drypers Acquisition, (y) to restate and restructure amounts owing under the Prior Loan Agreement, and (z) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes, and (b) the Capital Expenditure Loan for any purpose than to purchase Equipment.

     7.18  Change in Location of Chief Executive Office: Inventory and Equipment
           ---------------------------------------------------------------------
with Bailees. Relocate its chief executive office to a new location without
------------
Borrower providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

        7.19  Securities Accounts. Establish or maintain any Securities Account
              -------------------
unless Agent shall have received a Control Agreement in respect of such Securities Account. Borrower shall not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred
         --------  -------
and is continuing or would result therefrom, Borrower may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

        7.20  Financial Covenants.
              -------------------

              (a)   Fail to maintain:

                    (i) Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

--------------------------------------------------------------------------------
              Applicable Amount                Applicable Period
--------------------------------------------------------------------------------
                   $320,000     For the 3 month period ending June 30, 2001
--------------------------------------------------------------------------------
                 $2,110,000     For the 6 month period ending September 30, 2001
--------------------------------------------------------------------------------
                 $4,890,000     For the 9 month period ending December 31, 2001
--------------------------------------------------------------------------------
                 $7,990,000     For the 12 month period ending March 31, 2002
--------------------------------------------------------------------------------
                 $7,990,000     For the 12 month period ending fiscal quarter
                                                        thereafter
--------------------------------------------------------------------------------

                    (ii) Tangible Net Worth. Tangible Net Worth of at least the required amount set forth in the following table as of the applicable date set forth opposite thereto:

--------------------------------------------------------------------------------
                Applicable Amount                    Applicable Period
--------------------------------------------------------------------------------
                  $12,975,000                        as of June 30, 2001
--------------------------------------------------------------------------------
                  $13,325,000                       as of September 30, 2001
--------------------------------------------------------------------------------

     ---------------------------------------------------------------------------
           $14,140,000                     as of December 31, 2001
     ---------------------------------------------------------------------------
           $15,250,000                     as of March 31, 2002
     ---------------------------------------------------------------------------
         $14,140,000, plus      as measured at the end of each fiscal quarter
        Borrower's cumulative                thereafter
          net income since
          January 1, 2002
     ---------------------------------------------------------------------------

           (b) Capital Expenditures. Make Capital Expenditures in any twelve month period in excess of $6,975,000.

     7.21  Officers. Engage or hire any chief operating officer or chief
           --------
financial officer (or similar position) immediately prior to, on or after the Closing Date unless Agent shall have received and reviewed reference checks for any such individual, the results of which are satisfactory to Agent.

8.   EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:
                   ----------------

     8.1 If Borrower fails to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

     8.2 (a) If Borrower fails to perform keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2
                                                          ------------
(Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates),
                        ---
6.7 (Taxes), 6.9 (Location of Inventory and Equipment), 6.10 (Compliance with
---          ---                                        ----
Laws), or 6.11 (Leases) of this Agreement, and such failure continues for a
          ----
period of five (5) Business Days; (b) if Borrower falls to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (Accounting System), 6.4 (Guarantor Reports), 6.5 (Returns), or
------------                      ---                      ---
6.6 (Maintenance of Properties and Equipment) of this Agreement, and such
---
failure continues for a period of fifteen (15) Business Days; or (c) if Borrower or any guarantor of the Obligations fails to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Agent or any Lender; in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this
Section 8 shall govern; provided, that during any period of time that any such failure or non-performance of Borrower or such guarantor of the Obligations referred to in this paragraph exists, even if such failure or non-performance is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, at the option of the Required Lenders, Lenders shall not be required during such period to make Advances or Capital Expenditure Loans to Borrower;

     8.3 If any material portion of Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

     8.4 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

     8.5 If an Insolvency Proceeding is commenced against Borrower, or any of its Subsidiaries, and any of the following events occur: (a) Borrower or the Subsidiary consents to the institution of such Insolvency Proceeding against it,
(b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower of any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

     8.6 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's or any of its Subsidiaries' assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any of its Subsidiaries' assets and the same is not paid before such payment is delinquent;

     8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's or any of its Subsidiaries' assets;

     8.9 If there is (a) a default in any material agreement to which Borrower or any of its Subsidiaries is a party and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein, or (b) a default under any of Borrower's existing or future license agreements, including, without limitation, the license agreements with Kimberly-Clark, Proctor & Gamble, collegiate Licensing Products Company and Disposable Soft Goods (UK) Plc;

     8.10 If Borrower or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

     8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by Borrower, its Subsidiaries, or any officer, employee, agent, or director of Borrower or any of its Subsidiaries;

     8.12 If the obligation of Holdco under the Parent Guaranty is limited or terminated by operation of law or by Holdco thereunder; or

     8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

     8.14 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower, or by any Governmental Authority having jurisdiction over Borrower, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that Borrower has any liability or obligation purported to be created under any Loan Document.

9.   THE LENDER GROUP'S RIGHTS AND REMEDIES.

     9.1   Rights and Remedies. Upon the occurrence, and during the
           -------------------
continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by
Borrower:

           (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

           (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

           (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

           (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

           (e) Cause Borrower to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other assets of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

           (f) Without notice to or demand upon Borrower or Holdco, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

           (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

           (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the 0bligations;

           (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Borrower hereby grants to Agent a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

           (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

           (k) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

                 (i) Agent shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, the time on or after which the private sale or other disposition is to be made;

                 (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10
                                                       ----------
           days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market; and

                 (iii) If the sale is to be a public sale, Agent shall also give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which such sale is to be held.

           (1) Agent, on behalf of the Lender Group may credit bid and purchase at any public sale;

           (m) Borrower acknowledges that the Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur, Agent shall have the right to seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, Agent shall have the right to an immediate writ of possession without notice of a hearing. Borrower hereby consents to such right and such appointment and hereby waives any objection Borrower may have thereto or the right to have a bond or other security posted by Agent in connection therewith;

           (n) The Lender Group shall have all other rights and remedies available to it at law or in equity or pursuant to any other Loan Document; and

           (o) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower.

     9.2   Remedies Cumulative. The rights and remedies of the Lender Group
           -------------------
under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

10.  TAXES AND EXPENSES.

           If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent Agent reasonably determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance
                              -----------
policies of the type described in Section 6.8 and take any action with respect
                                  -----------
to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing. The provisions of this Section 10 shall not apply to any assessments or taxes that are the subject
     ----------
of a Permitted Protest.

11.  WAIVERS; INDEMNIFICATION.

     11.1  Demand; Protest; etc. Each Borrower waives demand, protest, notice of
           --------------------
protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement. extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

     11.2 The Lender Group's Liability for Collateral. Borrower hereby agrees
          -------------------------------------------
that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

     11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold the
          ---------------
Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the
                                         ------------------
fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements its and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether Suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding,
 -----------------------
Borrower shall have no obligation to any Indemnified Person under this Section
                                                                       -------
11.3 with respect to any Indemnified Liability that a court of competent
----
jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMiTATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LL4BILITLE5 WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.  NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:

     If to Borrower: ASSOCIATED HYGIENIC PRODUCTS LLC
                     4455 Green River Parkway
                     Duluth, Georgia 30096
                     Attn:   Peter Chang
                     Fax No. 770.623.8887

     with copies to: PILLSBURY WINTHROP LLP
                     50 Fremont Street, 5th Floor
                     San Francisco, California 94105
                     Attn:   Robert E. Sullivan, Esq.
                     Fax No. 4l5.983.1200

     If to Foothill: FOOTHILL CAPITAL CORPORATION
                     2450 Colorado Avenue
                     Suite 3000W
                     Santa Monica,California 90404
                     Attn:   Business Finance Division Manager
                     Fax No. 310.453.7413

     with copies to: FOOTHILL CAPITAL CORPORATION
                     400 Northpark Town Center
                     1000 Abernathy Road, N.E.
                     Suite 1450
                     Atlanta, Georgia 30328
                     Attn:   Business Finance Division Manager
                     Fax No. 770.508.1370

                     Paul, Hastings, Janofsky & Walker LLP
                     600 Peachtree Street, N.E.
                     Suite 2400
                     Atlanta, Georgia 30308-2222
                     Attn:   Jesse H. Austin, III, Esq.
                     Fax No. 404.815.2424

     Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12,
                                                                 ----------
other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

     (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

     (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF FULTON, STATE OF GEORGIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST
                  --------  -------
ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT
                       ----- --- ----------
ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).
                                                  -------------

     BORROWER AND THE LENDER GROUP HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR C&USE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE

TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     14.1 Assignments and Participations.
          ------------------------------

          (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part
                                            --------
of all, of the Obligations, the Commitments and the other right; and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower and Agent may continue to deal
               --------  -------
solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee,
(ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance in form and substance satisfactory to Agent, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merge, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender.

          (b) From and after the date that Agent notifies the assignor Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations herein under have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights except with respect to Section 11.3 hereof) and be released from its obligations under this
           ------------
Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrower and the Assignee.

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

          (e) Any Lender may at any time, with the written consent of Agent, sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its
                                  -----------
Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents
      ------------------
(provided that no written consent of Agent shall be required in connection with any sale of any such participating interests by a Lender to an Eligible Transferee); provided, however, that (i) the Originating Lender shall remain a
             --------  -------
"Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Or Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the

Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

          (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrower or Borrower's business, so long as such potential assignee or participant has previously agreed in writing to keep such documents and information confidential pursuant to Section 16.17 as if it were a Lender hereunder.
            -------------

          (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR (S)203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     14.2 Successors. This Agreement shall bind and inure to the benefit of the
          ----------
respective successors and assigns of each of the parties; provided, however,
                                                          --------  -------
that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as
                                            ------------
expressly required pursuant to Section 14.1 hereof, no consent or approval by
                               ------------
Borrower is required in connection with any such assignment.

15.  AMENDMENTS; WAIVERS.

     15.1 Amendments and Waivers. No amendment or waiver of any provision of
          ----------------------
this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent
             --------  -------
shall, unless in writing and signed by all of the Lenders affected thereby and Borrower and acknowledged by Agent, do any of the following:

          (a)  increase or extend any Commitment of any Lender,

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

          (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

          (d) change the percentage of the Commitments that is required to take any action hereunder,

          (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders,

          (f)  release Collateral other than as permitted by Section 16.12,
                                                             -------------

          (g)  change the definition of "Required Lenders",

          (h)  contractually subordinate any of the Agent's Liens,

          (i) release Borrower or Holdco from any obligation for the payment of money, or

          (j) change the definition of Borrowing Base or the definitions of Eligible Accounts, Eligible Inventory, Maximum Revolves Amount, Term Loan Amount, or change Section 2.1(b), or
                  --------------

           (k)   amend any of the provisions of Section 16.
                                                ----------

and, provided further, however, that no amendment, waiver or consent shall,
     -------- -------  -------
unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

     15.2  Replacement of Holdout Lender.
           -----------------------------

           (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

           (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as
                                              ------------
the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

     15.3  No Waivers; Cumulative Remedies. No failure by Agent or any Lender to
           -------------------------------
exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

16.  AGENT; THE LENDER GROUP.

     16.1  Appointment and Authorization of Agent. Each Lender hereby designates
           --------------------------------------
and appoints Foothill as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The
                                                        ----------
provisions of this Section 16 (except Section 16.11 and Section 16.17(d)) are
                   ----------         -------------     ----------------
solely for the benefit of Agent, and the Lenders, and Borrower shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that Foothill is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (C) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the

Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

     16.2  Delegation of Duties. Agent may execute any of its duties under this
           --------------------
Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     16.3  Liability of Agent. None of the Agent-Related Persons shall (i) be
           ------------------
liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Borrower or the books or records or properties of any of Borrower's Subsidiaries or Affiliates.

     16.4  Reliance by Agent. Agent shall be entitled to rely, and shall be
           -----------------
fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the

Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     16.5  Notice of Default or Event of Default. Agent shall not be deemed to
           -------------------------------------
have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such
                                        ------------
action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that
                                        ---------  --------  -------
unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     16.6  Credit Decision. Each Lender acknowledges that none of the Agent-
           ---------------
Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information is it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

     16.7  Costs and Expenses; Indemnification. Agent may incur and pay Lender
           -----------------------------------
Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment
             --------  -------
to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

     16.8  Agent in Individual Capacity. Foothill and its Affiliates may make
           ----------------------------
loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Foothill were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Foothill or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Foothill in its individual capacity.

     16.9  Successor Agent. Agent may resign as Agent upon 45 days notice to the
           ---------------
Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall
                                                               ----------
inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above. The successor Agent shall be an Eligible Transferee.

     16.10 Lender in Individual Capacity. Any Lender and its respective
           -----------------------------
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

     16.11 Withholding Taxes.
           -----------------

     (a)  If any Lender is not a United States Person within the meaning of
Section 7701(a)(30) of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and
Borrower:

          (i) if such Lender claims an exemption from withholding tax pursuant to the portfolio debt exception set forth in Section 871(h) and 881(c) of the IRC, (a) a statement of the Lender, signed under penalty of perjury, that it is not (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of the Borrower (within the meaning of Section 881(c)(3)(B) of the IRC), or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (B) a properly completed IRS Form W-8BEN (or, if appropriate, an IRS Form W-8 IMY, together with all appropriate associated withholding certificates, documentary evidence and withholding statements), before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

          (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Form W-8BEN (or if appropriate, an IRS Form W-8 IMY, together with all appropriate associated withholding certificates, documentary evidence and withholding statements), before the first payment of any interest under this Agreement and at any other time reasonably requested by Agent or Borrower;

          (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, a properly completed and executed copy of IRS Form W-8ECI before the first payment of any interest is due under this Agreement and at any other time reasonably requested by Agent or Borrower;

          (iv) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form W-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

     (c) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     (d) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

     (e) All payments made by Borrower hereunder or under any note will be made without setoff, counterclaim, or other defense except as required by applicable law other than for Taxes (as defined below). All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (other than the United States) or by any political subdivision or taxing authority thereof or therein (other than of the United States) with respect to such payments (but excluding, any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (i) measured by or based on the net income or net profits of a Lender, or (ii) to the extent that such tax results from a change in the circumstances of the Lender, including a change in the residence, place of organization, or principal place of business of the Lender, or a change in the branch or lending office of the Lender participating in the transactions set forth herein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes (less, to the extent readily ascertainable by such Lender, the full amount of any benefit such Lender realizes as a result of the levy of such Taxes, including any tax credit with respect to such Taxes) and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note, including ny amount paid pursuant to this Section
                                                                       -------
16.11(e) after withholding or deduction for or on account of any Taxes, will
--------
not be less than


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

the amount provided for herein; provided, however, that Borrower shall not be
                                --------  -------
required to increase any such amounts payable to Agent or any Lender (i) that is not organized under the laws of the United States, if such Person fails to comply with the other requirements of this Section 16.11, or (ii) if the
                                           -------------
increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence. Borrower will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

        16.12   Collateral Matters.
                ------------------

                (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4
                                                                   -----------
of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower owned no interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to Borrower under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent
                            -------------  --------  -------
shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the

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

Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

     16.13 Restrictions on Actions by Lenders; Sharing of Payments.
           -------------------------------------------------------

           (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

           (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     16.14 Agency for Perfection. Agent hereby appoints each other Lender as its
           ---------------------
agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     16.15 Payments by Agent to the Lenders. All payments to be made by Agent to
           --------------------------------
the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

     16.16 Concerning the Collateral and Related Loan Documents. Each member
           ----------------------------------------------------
of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     16.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by
           ---------------------------------------------------------------------
Lenders; Other Reports and Information. By becoming a party to this Agreement,
--------------------------------------
each Lender:

           (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and
                ------                     -------
Agent shall so furnish each Lender with such Reports,

           (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

           (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon the Books, as well as on representations of Borrower's personnel,

           (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner; it being understood and agreed by Borrower that in any event such Lender may make disclosures (a) to counsel for and other advisors, accountants, and auditors to such Lender, (b) reasonably required by any bona fide potential or actual Assignee or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (c) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or Participants, or (d) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided,
                                                                   --------
however, that, unless prohibited by applicable law, statute, regulation, or
-------
court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof, and

     (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

     16.18   Several Obligations: No Liability. Notwithstanding that certain of
             ---------------------------------
the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall
                              ------------
have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     16.19 Legal Representation of Agent. In connection with the negotiation,
           -----------------------------
drafting, and execution of this Agreement and the other Loan Documents, or in connection with future legal representation relating to loan administration, amendments, modifications, waivers, or enforcement of remedies, Paul, Hastings, Janofsky & Walker LLP ("Paul Hastings") only has represented and only shall represent Foothill in its capacity as Agent and as a Lender. Each other Lender hereby acknowledges that Paul Hastings does not represent it in connection with any such matters.

17. GENERAL PROVISIONS.

     17.1 Effectiveness. This Agreement shall be binding and deemed effective
          -------------
when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

     17.2 Section Headings. Headings and numbers have been set forth herein for
          ----------------
convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     17.3 Interpretation. Neither this Agreement nor any uncertainty or
          --------------
ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     17.4 Severability of Provisions. Each provision of this Agreement shall be
          --------------------------
severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     17.5 Amendments in Writing. This Agreement only can be amended by a writing
          ---------------------
signed by Agent (on behalf of the requisite Lenders) and Borrower.

     17.6 Counterparts; Telefacsimile Execution. This Agreement may be executed
          -------------------------------------
in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     17.7 Revival and Reinstatement of Obligations. If the incurrence or payment
          ----------------------------------------
of the Obligations by Borrower or Holdco or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other Voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is
                           -----------------
required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     17.8 Integration. This Agreement, together with the other Loan Documents,
          -----------
reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     17.9 Conflicts. Except as otherwise provided in this Agreement or any of
          ---------
the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control

                          [Signature page to follow.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                       ASSOCIATED HYGIENIC PRODUCTS
                                       LLC, a Delaware limited liability company


                                       By:    /s/ Peter Chang
                                             -------------------------
                                       Name:  Peter Chang
                                             -------------------------
                                       Title: President
                                             -------------------------


                                       FOOTHILL CAPITAL CORPORATION,
                                       a California corporation, as Agent and as a Lender


                                       By:    /s/ Phyliss Hasen
                                             -------------------------
                                       Name:  Phyliss Hasen
                                             -------------------------
                                       Title: Vice President
                                             -------------------------




               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                                SIGNATURE PAGE